     As filed with the Securities and Exchange Commission on April 28, 1998
                                File No. 811-8778




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER


                       THE INVESTMENT COMPANY ACT OF 1940
                                 AMENDMENT NO. 5


                           SELECT ADVISORS PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                                 311 Pike Street
                             Cincinnati, Ohio 45202

                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code: 800-669-2793



                                Andrew S. Josef
                         Investors Bank & Trust Company
                              200 Clarendon Street
                           Boston, Massachusetts 02116


                     (Name and Address of Agent for Service)







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IFS0051D


                                EXPLANATORY NOTE


         This Amendment to the Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

IFS0051D

                           SELECT ADVISORS PORTFOLIOS

                                     PART A

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant.


          Select Advisors Portfolios (the "Portfolio Trust") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on February 7, 1994. Beneficial interests in the Portfolio Trust are divided into nine separate series, each having distinct investment objectives and policies. Each series, including Value Plus Portfolio, Emerging Growth Portfolio, International Equity Portfolio, Growth & Income Portfolio, Growth & Income Portfolio II, Balanced Portfolio, Income Opportunity Portfolio, Bond Portfolio and Bond Portfolio II (each a "Portfolio" and, collectively, the "Portfolios"), is described herein. Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


          Touchstone Advisors, Inc. ("Touchstone Advisors" or the "Advisor") acts as the investment advisor to the Portfolios. Each of the Portfolios benefits from the discretionary advisory services of one or more portfolio advisors (the "Portfolio Advisors") identified, retained, supervised and compensated by the Advisor. The Advisor monitors and evaluates the performance of each Portfolio Advisor and, with respect to those Portfolios with two Portfolio Advisors, allocates the Portfolio's assets among the Portfolio Advisors.


         The following is a discussion of the various investment policies of each Portfolio. Further information about the investment policies of each Portfolio, including a list of those restrictions on its investment activities that are "fundamental" (i.e., they cannot be changed without shareholder approval), appears in Part B. There can be no assurance that the investment objective of the Portfolios will be achieved.


VALUE PLUS PORTFOLIO





          The investment objective of the Portfolio is long-term growth of capital. The Portfolio Advisor will seek to achieve its objective through investment primarily in a diversified portfolio comprised of approximately 40 to 60 common stocks that are considered by the Portfolio Advisor to be fundamentally undervalued ("Value Stocks"). The Portfolio Advisor will also seek to provide an added plus to the return of the Value Plus Portfolio through occasional investments in the common stock of rapidly growing companies. The Portfolio Advisor believes that such investment in the common stock of rapidly growing companies will not only enhance return but may also diversify the portfolio so as to avoid risks that may be specific to Value Stocks. While the Portfolio Advisor will generally seek to invest 80% of the Portfolio's total assets in Value Stocks, it is the Portfolio's policy under normal conditions to invest at least 65% of its total assets in all types of common stocks.

          The Portfolio Advisor believes that there may be times when, in its judgment, due to economic and market conditions, shareholders' interests are best served by investing in preferred stocks, "investment grade" debt securities, or securities that are convertible into common stocks. At such times, the Portfolio may invest up to 35% of its total assets in such securities.

          A stock will be considered undervalued if it is currently trading at a price below that at which the Portfolio Advisor believes it should be trading and is therefore a superior potential investment based on one or more of the following relative comparison: 1) price relative to earnings, 2) price relative to cash flow and 3) price relative to financial strength. It is the goal of the portfolio to invest in businesses that have unique competitive advantages and proven management and should, therefore, eventually regain investor favor. It is anticipated that some of the companies in which the Portfolio may invest will not pay dividends.

          Although the Portfolio is not limited by issuer size in selecting securities for investment, the Portfolio will generally invest approximately 70% of its total assets in securities of "large cap" companies of domestic and foreign issuers which have a market capitalization greater than $5 billion, and the remaining 30% of the Portfolio's total assets will be invested in securities of "mid cap" companies of domestic or foreign issuers which have a market capitalization between $1 billion and $5 billion.



          The Portfolio Advisor will generally seek to invest 90% of the Portfolio's total assets in common stocks and it is the Portfolio's policy under normal conditions to invest at least 65% of its total assets in common stocks. The Portfolio Advisor believes that there may be times when, in its judgment, economic and market conditions are such that shareholders' interests are best served by investing in preferred stocks, "investment grade" debt securities or securities that are convertible into common stocks. At such times, the Portfolio may invest up to 35% of its total assets in such securities. Although the Portfolio is not limited by issuer size in selecting securities for investment, it will generally invest approximately 70% of its investable assets in securities of "large cap" companies of domestic and foreign issuers which have a market capitalization greater than $5 billion, and the remaining 30% of the Portfolio's total assets will be invested in securities of "mid cap" companies of domestic or foreign issuers which have a market capitalization between $1 billion and $5 billion.





         The Portfolio will generally consider debt securities to be "investment grade" if such securities are rated investment grade at the time of purchase by a nationally recognized statistical rating agency (i.e., BBB or better by Standard & Poor's Rating Service, a division of McGraw-Hill Companies ("S&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's"), or if such securities are not so rated but are considered by the Portfolio Advisor to be of equivalent investment quality). Debt securities rated BBB by S&P or Baa by Moody's or unrated securities of comparable investment quality lack outstanding characteristics and in fact have speculative characteristics as well, and changes in economic conditions and other circumstances are more likely to lead to a weakened capacity to pay interest and repay principal.

         Although the Portfolio intends to invest primarily in common stocks, it may invest up to 10% of its assets in cash investments and short-term fixed-income securities. Such securities may be used to invest uncommitted cash balances or to maintain liquidity to meet shareholder redemptions. In addition, the Portfolio may hold up to 100% of its assets in cash or short-term fixed-income securities for temporary defensive purposes if, in the opinion of the Portfolio Advisor, market conditions warrant such a position. See "Additional Risks and Investment Techniques -- Temporary Investments" and "-- Repurchase Agreements."


Emerging Growth Portfolio



         The primary investment objective of the Portfolio is capital appreciation with income as a secondary investment objective. The Portfolio attempts to achieve its investment objectives through investment primarily in the common stock of smaller, rapidly growing companies. With respect to the Emerging Growth Portfolio, "emerging growth" companies are smaller companies with total market capitalization less than the average of Standard & Poor's Composite Stock Price Index (the "S&P 500"), which is currently approximately $40 billion, that the Portfolio Advisor (as defined below) believes has earnings that may be expected to grow faster than the U.S. economy in general because of new products, structural changes in the economy or management changes.

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         Under normal circumstances, at least 65% of the Portfolio's total assets will be invested in securities of emerging growth companies. In selecting investments for the Portfolio, the Portfolio Advisor seeks emerging growth companies that it believes are undervalued in the marketplace. These companies typically possess a relatively high rate of return on invested capital so that future growth can be financed from internal sources. Companies in which the Portfolio is likely to invest may have limited product lines, markets or financial resources and may lack management depth. The securities of these companies may have limited marketability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general. A portion of the Portfolio's assets may be invested in the securities of larger companies which the Portfolio Advisor believes offer comparable appreciation or to ensure sufficient liquidity. Since the Portfolio invests primarily in smaller companies, the Portfolio invests only to a limited extent in larger companies in emerging industries.


       In addition to common stocks, the Portfolio may invest in preferred stocks, convertible bonds and other fixed-income instruments not issued by emerging growth companies which present opportunities for capital appreciation as well as income. Such instruments include U.S. Treasury obligations, corporate bonds, debentures, mortgage-related securities issued by various governmental agencies, such as Government National Mortgage Association ("GNMA") and government related organizations, such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), including collateralized mortgage obligations ("CMOs"), privately issued mortgage-related securities (including CMOs), stripped U.S. Government and mortgage-related securities, non-publicly registered securities, and asset backed securities. The Portfolio will only invest in preferred stocks, convertible bonds and other fixed-income instruments rated at least Baa by Moody's or BBB by S&P or, if unrated, determined by the Portfolio Advisor to be of comparable quality. Instruments rated Baa or BBB possess some speculative characteristics.



         The Portfolio may invest up to 20% of its assets in foreign securities principally traded outside the United States and in American Depositary Receipts ("ADRs"). The Portfolio may not invest more than 10% of its total assets in the securities of companies based in an emerging market. See "Risk Factors and Certain Investment Techniques -- Foreign Securities" and "-- Risks Associated with Emerging Markets Securities."


International Equity Portfolio


         The investment objective of the Portfolio is long-term capital appreciation by investing primarily in equity securities of companies based outside the United States.

         The Portfolio may invest in securities of companies in emerging markets (see "Risk Factors and Certain Investment Techniques--Risks Associated with Emerging Markets Securities"), but does not expect to invest more than 40% of its total assets in securities of issuers in emerging markets. The Portfolio will invest in issuers of companies from at least three countries outside the United States.

         Under normal market conditions, the Portfolio will invest a minimum of 80% of its total assets in equity securities of non-U.S. issuers. With respect to the International Equity Portfolio, equity securities means common stock and preferred stock (including convertible preferred stock), bonds, notes and debentures convertible into common or preferred stock, stock purchase warrants and rights, equity interests in trusts and partnerships, and depository receipts of companies.


         The Portfolio may invest up to 20% of its total assets in debt securities issued by U.S. or foreign banks, corporations or other business organizations, or by U.S. or foreign governments or governmental entities (including supranational organizations such as the International Bank for Reconstruction and Development, i.e., the "World Bank"). The Portfolio may choose to take advantage of opportunities for capital appreciation from debt securities by reason of anticipated changes in such factors as interest rates, currency relationships, or credit standing of individual issuers. The Portfolio will invest less than 20% of its total assets in lower-quality, high yielding securities, commonly known as "junk bonds." See "Risk Factors and Certain Investment Techniques -- Medium and Lower Rated and Unrated Securities". The Portfolio will not invest in preferred stocks or debt securities rated less than B by S&P and Moody's. Investing in securities issued by foreign companies and governments involves considerations and potential risks not typically associated with investing in obligations issued by the U.S. government and domestic corporations. Investments in "emerging markets" securities include the securities of issuers based in some of the world's underdeveloped markets, including Eastern Europe. Investments in securities of issuers based in underdeveloped countries entail all of the risks of investing in foreign issuers to a heightened degree. See "Risk Factors and Certain Investment Techniques -- Foreign Securities" and "--Risks Associated with Emerging Markets Securities."


         The Portfolio will not invest in any illiquid securities except for Rule 144A securities. See "Additional Risks and Investment Techniques -- Illiquid Securities" and "-- Non-Publicly Traded ('Restricted') Securities and Rule 144A Securities".

Growth & Income Portfolio and Growth & Income Portfolio II


         The investment objective of each Portfolio is long term capital appreciation and dividend income by investing primarily in a diversified portfolio of dividend-paying common stocks, preferred stocks and securities convertible into common stocks. Each Portfolio may also purchase such securities which do not pay current dividends but which offer prospects for growth of capital and future income. Convertible securities (which may be current coupon or zero coupon securities) are bonds, notes, debentures, preferred stocks and other securities which may be converted or exchanged at a stated or determinable exchange ratio into underlying shares of common stock. Under normal conditions, at least 80% of each Portfolio's total assets will be invested in common stocks and at least 65% of each Portfolio's total assets will be invested in common stocks that, at the time of investment, pay regular dividends.


         Each Portfolio will generally invest a majority of its assets in common stocks of issuers with total market capitalization of $1 billion or greater at the time of purchase, but may invest in securities of companies having various

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levels of market capitalization, including smaller companies whose securities may be more volatile and less liquid than securities issued by larger companies with higher levels of net worth. Investments will be in companies in various industries.


         Each Portfolio may also invest up to 20% of its total assets in foreign securities, including securities of foreign issuers in the form of ADRs. Each Portfolio may not invest more than 5% of its total assets in the securities of companies based in an emerging market. See "Risk Factors and Certain Investment Techniques -- Foreign Securities" and "--Risks Associated with Emerging Markets Securities."



     Each Portfolio may invest under normal circumstances up to 20% of its total assets in preferred stocks, convertible preferred stock, bonds, convertible debentures and other fixed income instruments (the "Fixed Income Instruments"). Within this 20% limitation, each Portfolio may invest in any combination of Fixed Income Instruments subject to the following additional limitations:



-------------------------------------------------------------------------------
    Type and Ratings of
  Fixed Income Instruments                       Limitation
-------------------------------------------------------------------------------
Convertible Fixed Income             Up to 20% of the Portfolio's total assets
Instruments rated at least Ba by
Moody's or BB by S&P

Non-convertible Fixed Income         Up to 20% of the Portfolio's total assets
Instruments rated at least Baa by
Moody's or BBB by S&P

Non-convertible Fixed Income         Up to 5% of the Portfolio's total assets
Instruments rated below Baa by
Moody's or BBB by S&P
-------------------------------------------------------------------------------



See "Risk Factors and Certain Investment Techniques -- Convertible Securities" and "-- Medium and Lower Rated and Unrated Debt Securities."




         Each Portfolio may invest up to 10% of its total assets in real estate investment trusts ("REITs"), which pool investors' funds for investment primarily in income-producing real estate or real estate-related loans or interests. See "Risk Factors and Certain Investment Techniques -- Real Estate Investment Trusts."



         Each Portfolio may also invest up to 5% of its total assets in Standard and Poor's Depositary Receipts ("SPDRs") in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to minimize trading costs. SPDRs represent ownership in a unit investment trust that holds a portfolio of stocks designed to track the performance of the S&P 500 Index. SPDRs are traded on the American Stock Exchange. See "Risk Factors and Certain Investment Techniques -- Standard & Poor's Depositary Receipts."


Balanced Portfolio

         The investment objective of the Portfolio is growth of capital and income through investment in common stocks and fixed-income securities. Under normal circumstances, the Advisor expects approximately 60% of the Portfolio's total assets to be invested in equity securities and 40% of its total assets to be invested in fixed-income securities. For this purpose, "equity securities" includes warrants, preferred stock and securities convertible into equity securities. The Portfolio will, under normal circumstances, invest at least 25% of the Portfolio's total assets in fixed-income senior securities. For purposes of this requirement, only the fixed-income component of a convertible bond will be considered.


         The Portfolio may invest in the types of fixed-income securities (including preferred stock), described below under the heading "Bond Portfolio and Bond Portfolio II." The Portfolio will not invest in any bond rated lower than B by S&P or by Moody's.



         Up to one-third of the Portfolio's assets may be invested in foreign equity or fixed-income securities. No more than 15% of the Portfolio's total assets will be invested in the securities of issuers based in emerging markets. See "Risk Factors and Certain Investment Techniques -- Foreign Securities" and "-- Risks Associated with Emerging Markets Securities."


Income Opportunity Portfolio


         The investment objective of the Portfolio is high current income through investment in a diversified portfolio of high yield, non-investment grade debt securities of both U.S. and non-U.S. issuers and in mortgage-related securities. To the extent consistent with its primary objective, the Portfolio will also seek capital appreciation. The Portfolio intends to invest a portion of its assets in high risk, low quality debt securities of both corporate and government issuers, commonly referred to as "junk bonds," and regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation as well as debt securities of issuers located in emerging market countries.

         The Portfolio may invest in debt obligations (which may be denominated in U.S. dollars or in non-U.S. currencies) issued or guaranteed by foreign corporations, certain supranational entities (such as the World Bank) and foreign governments (including political subdivisions having taxing authority) or their agencies or instrumentalities, and debt obligations issued by U.S. corporations denominated in non-U.S. currencies. These investments may include debt obligations such as bonds (including sinking fund and callable bonds), debentures and notes (including variable and floating rate instruments), together with preferred stocks and zero coupon securities. The Portfolio may also invest in loans, other direct debt obligations and loan participations.

         Up to 100% of the assets of the Portfolio may be invested in foreign fixed-income securities, but no more than 30% of the total assets of the Portfolio may be invested in non-U.S. dollar-denominated securities. The Portfolio may invest up to 65% of its total assets in debt securities of issuers located in emerging market countries. See "Risk Factors and Certain Investment Techniques -- Foreign Securities."


          The market value of debt securities held by the Income Opportunity Portfolio, and the net asset value of the Portfolio, will be affected by general changes in interest rates. The market value of debt securities held by a Portfolio can be expected to vary inversely to changes in prevailing interest rates. See "Risk Factors and Certain Investment Techniques--Fixed-Income and Other Debt Instrument Securities."


         The Portfolio will generally invest in securities rated BBB or lower by S&P or Baa or lower by Moody's or, if unrated, of comparable quality in the opinion of the Portfolio Advisor. Securities rated BBB by S&P or Baa by Moody's possess some speculative characteristics. See the Appendix A to Part B for a description of Moody's and S&P ratings and "Risk Factors and Certain Investment Techniques -- Medium and Lower Rated and Unrated Securities" for a description of certain risks associated with lower rated securities.


         In addition to high yield corporate bonds, the Portfolio will also invest in mortgage-related securities which represent pools of mortgage loans assembled for sale to investors by various governmental agencies, such as GNMA and government related organizations, such as FNMA and FHLMC, as well as by private issuers, such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies.


         The Portfolio may attempt to hedge against unfavorable changes in currency exchange rates by engaging in forward currency transactions and trading currency futures contracts and options thereon.

Bond Portfolio and Bond Portfolio II


         The investment objective of each Portfolio is to provide high current income primarily through investments in investment grade bonds. Investment grade bonds are those rated at least Baa by Moody's or BBB by S&P or unrated bonds considered by the Portfolio Advisor to be of comparable quality. Under normal circumstances, at least 65% of the value of each Portfolio's total assets will be invested in the following types of securities:

U.S. Treasury obligations, corporate bonds, debentures, mortgage-related securities issued by various governmental agencies, such as GNMA and government related organizations, such as FNMA and FHLMC, including CMOs, privately issued mortgage related securities (including CMOs), stripped U.S. Government and mortgage related securities, non-publicly registered securities, asset backed securities and Eurodollar certificates of deposit and Eurodollar bonds. Each Portfolio will also invest in preferred stocks.



         No more than 60% of each Portfolio's total assets will be invested in mortgage-related securities. Each Portfolio will not invest in any bond rated lower than B by S&P or by Moody's. Each Portfolio will invest less than 35% of its assets in U.S. or foreign non-investment grade (junk) bonds or preferred stock. High risk, lower quality debt securities are regarded as predominantly speculative with respect to the issuer's ability to pay interest and repay principal in accordance with the terms of the obligation. Up to 20% of each Portfolio's assets may be invested in fixed-income securities denominated in foreign currencies. These foreign securities must meet the same rating and quality standards as the Portfolios' U.S. dollar-denominated investments. See "Risk Factors and Certain Investment Techniques -- Foreign Securities."



          The market value of debt securities held by the Bond Portfolio, and the net asset value of the Portfolio, will be affected by general changes in interest rates. The market value of debt securities held by a Portfolio can be expected to vary inversely to changes in prevailing interest rates. See "Risk Factors and Certain Investment Techniques--Fixed-Income and Other Debt Instrument Securities."



         The average maturity of each Portfolio will be between five and fifteen years. The average maturity of each Portfolio's holdings may be shortened in order to preserve capital if the Portfolio Advisor anticipates a rise in interest rates. Conversely, the maturity may be lengthened to maximize returns if interest rates are expected to decline.


Risk Factors and Certain Investment Techniques

         Foreign Securities. Investing in securities issued by foreign companies and governments involves considerations and potential risks not typically associated with investing in obligations issued by the U.S. government and domestic corporations. Less information may be available about foreign companies than about domestic companies and foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to domestic companies. The values of foreign investments are affected by changes in currency rates or exchange control regulations, restrictions or prohibitions on the repatriation of foreign currencies, application of foreign tax laws, including withholding taxes, changes in governmental administration or economic or monetary policy (in the United States or abroad) or changed circumstances in dealings between nations. Costs are also incurred in connection with conversions between various currencies. In addition, foreign brokerage commissions and custody fees are generally higher than those charged in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards and potential difficulties in enforcing contractual obligations and could be subject to extended clearance and settlement periods.


         Risks Associated with Emerging Markets Securities. Investments in "emerging markets" securities include the securities of issuers based in some of the world's underdeveloped markets, including Eastern Europe. Investments in securities of issuers based in underdeveloped countries entail all of the risks of investing in foreign issuers outlined in this section to a heightened degree. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability;
(ii) the smaller size of the market for such securities and a low or nonexistent volume of trading, resulting in a lack of liquidity and in price volatility;
(iii) certain national policies which may restrict a Portfolio's investment opportunities including restrictions on investing in issuers in industries deemed sensitive to relevant national interests; and (iv) in the case of Eastern Europe, the absence of developed capital market and legal structures governing private or foreign investment and private property and the possibility that recent favorable economic and political developments could be slowed or reversed by unanticipated events.


         So long as the Communist Party continues to exercise a significant or, in some cases, dominant role in Eastern European countries, investments in such countries will involve risk of nationalization, expropriation and confiscatory taxation. The Communist governments of a number of Eastern European countries expropriated large amounts of private property in the past, and in many cases without adequate compensation, and there is no assurance that such expropriation will not occur in the future. In the event of such expropriation, a Portfolio could lose a substantial portion of any investments it has made in the affected countries. Finally, even though certain Eastern European currencies may be convertible into U.S. dollars, the conversion rates may be artificial in relation to the actual market values and may be adverse to Portfolio investors.

         Currency Exchange Rates. A Portfolio's share value may change significantly when the currencies, other than the U.S. dollar, in which the Portfolio's investments are denominated strengthen or weaken against the U.S. dollar. Currency exchange rates generally are determined by the forces of supply

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and demand in the foreign exchange markets and the relative merits of investments in different countries as seen from an international perspective. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad.


         Fixed-Income and Other Debt Instrument Securities. Fixed-income and other debt instrument securities include all bonds, high yield or "junk" bonds, municipal bonds, debentures, U.S. Government securities, mortgage-related securities including government stripped mortgage-related securities, zero coupon securities and custodial receipts. The market value of fixed-income obligations of the Portfolios will be affected by general changes in interest rates which will result in increases or decreases in the value of the obligations held by the Portfolios. The market value of the obligations held by a Portfolio can be expected to vary inversely to changes in prevailing interest rates. As a result, shareholders should anticipate that the market value of the obligations held by the Portfolios generally will increase when prevailing interest rates are declining and generally will decrease when interest rates are rising. Shareholders also should recognize that, in periods of declining interest rates, a Portfolio's yield will tend to be somewhat higher than prevailing market rates and, in periods of rising interest rates, a Portfolio's yield will tend to be somewhat lower. Also, when interest rates are falling, the inflow of net new money to a Portfolio from the continuous sale of its shares will tend to be invested in instruments producing lower yields than the balance of its portfolio, thereby reducing the Portfolio's current yield. In periods of rising interest rates, the opposite can be expected to occur. In addition, securities in which a Portfolio may invest may not yield as high a level of current income as might be achieved by investing in securities with less liquidity, less creditworthiness or longer maturities.

         Ratings made available by S&P and Moody's are relative and subjective and are not absolute standards of quality. Although these ratings are initial criteria for selection of portfolio investments, a Portfolio Advisor also will make its own evaluation of these securities. Among the factors that will be considered are the long-term ability of the issuers to pay principal and interest and general economic trends.

         Fixed-income securities may be purchased on a when-issued or delayed-delivery basis. See "Additional Risks and Investment Techniques--When-Issued and Delayed-Delivery Securities" below.



         Medium and Lower Rated and Unrated Securities. Securities rated in the fourth highest category by S&P or Moody's, BBB and Baa, respectively, although considered investment grade, may possess speculative characteristics, and changes in economic or other conditions are more likely to impair the ability of issuers of these securities to make interest and principal payments than is the case with respect to issuers of higher grade bonds.


         Generally, medium or lower rated securities and unrated securities of comparable quality, sometimes referred to as "junk bonds," offer a higher current yield than is offered by higher rated securities, but also (i) will likely have some quality and protective characteristics that, in the judgment of the rating organizations, are outweighed by large uncertainties or major risk exposures to adverse conditions and (ii) are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. The yield of junk bonds will fluctuate over time.

         The market values of certain of these securities also tend to be more sensitive to individual corporate developments and changes in economic conditions than higher quality bonds. In addition, medium and lower rated securities and comparable unrated securities generally present a higher degree of credit risk. The risk of loss due to default by these issuers is significantly greater because medium and lower rated securities and unrated securities of comparable quality generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. Since the risk of default is higher for lower-rated debt securities, the Portfolio Advisor's research and credit analysis are an especially important part of managing securities of this type held by a Portfolio. In light of these risks, the Board of Trustees has instructed the Portfolio Advisor, in evaluating the creditworthiness of an issue, whether rated or unrated, to take various factors into consideration, which may include, as applicable, the issuer's financial resources, its sensitivity to economic conditions and trends, the operating history of and the community support for the facility financed by the issue, the ability of the issuer's management and regulatory matters.

         In addition, the market value of securities in lower rated categories is more volatile than that of higher quality securities, and the markets in which medium and lower rated or unrated securities are traded are more limited than those in which higher rated securities are traded. The existence of limited markets may make it more difficult for the Portfolios to obtain accurate market quotations for purposes of valuing their respective portfolios and calculating their respective net asset values. Moreover, the lack of a liquid trading market may restrict the availability of securities for the Portfolios to purchase and may also have the effect of limiting the ability of a Portfolio to sell securities at their fair value either to meet redemption requests or to respond to changes in the economy or the financial markets.

         Lower rated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, a Portfolio may have to replace the security with a lower yielding security, resulting in a decreased return for shareholders. Also, as the principal value of bonds moves inversely with movements in interest rates, in the event of rising interest rates the value of the securities held by a Portfolio may decline more than a portfolio consisting of higher rated securities. If a Portfolio experiences unexpected net redemptions, it may be forced to sell its higher rated bonds, resulting in a decline in the overall credit quality of the securities held by the Portfolio and increasing the exposure of the Portfolio to the risks of lower rated securities. Investments in zero coupon bonds may be more speculative and subject to greater fluctuations in value due to changes in interest rates than bonds that pay interest currently.


         Subsequent to its purchase by a Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require sale of these securities by the Portfolio, but the Portfolio Advisor will consider this event in its determination of whether the Portfolio should continue to hold the securities.


         Convertible Securities. Convertible securities may offer higher income than the common stocks into which they are convertible and include fixed-income or zero coupon debt securities, which may be converted or exchanged at a stated or determinable exchange ratio into underlying shares of common stock. Prior to their conversion, convertible securities may have characteristics similar to both non-convertible debt securities and equity securities.

         While convertible securities generally offer lower yields than non-convertible debt securities of similar quality, their prices may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer's common stock.

         Real Estate Investment Trusts. The Growth and Income Portfolio and the Growth and Income Portfolio II may invest in REITs, which can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments on real estate mortgages in which they are invested. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs.

         Investment in REITs is subject to risks similar to those associated with the direct ownership of real estate (in addition to securities market risks). REITs are sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. REITs may also be affected by tax and regulatory requirements.

         Standard & Poor's Depositary Receipts ("SPDRs"). The Growth and Income Portfolio and the Growth and Income Portfolio II may invest in SPDRs. SPDRs typically trade like a share of common stock and provide investment results that generally correspond to the price and yield performance of the component common stocks of the S&P 500 Index. There can be no assurance that this can be accomplished as it may not be possible for the portfolio to replicate and maintain exactly the composition and relative weightings of the S&P 500 Index securities. SPDRs are subject to the risks of an investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment.



Additional Risks and Investment Techniques.


         The following are descriptions of types of securities invested in by the Portfolios, certain investment techniques employed by the Portfolios and risks associated with utilizing either the securities or the investment technique.



         Derivatives. The Portfolios may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement, the value of which is based on, or "derived" from, a traditional security, asset, or market index. Some "derivatives" such as certain mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There are a range of risks associated with those uses. Futures and options are commonly used for traditional hedging purposes to attempt to protect a fund from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. However, some derivatives are used for leverage, which tends to magnify the effects of an instrument's price changes as market conditions change. Leverage involves the use of a small amount of money to control a large amount of financial assets, and can in some circumstances, lead to significant losses. A Portfolio Advisor will use derivatives only in circumstances where the Portfolio Advisor believes they offer the most economic means of improving the risk/reward profile of a Portfolio. Derivatives will not be used to increase portfolio risk above the level that could be achieved using only traditional investment securities or to acquire exposure to changes in the value of assets or indexes that by themselves would not be purchased for the Portfolios. The use of derivatives for non-hedging purposes may be considered speculative. A description of the derivatives a Portfolio may use and some of their associated risks is found below.


         ADRs, EDRs and CDRs. ADRs are U.S. dollar-denominated receipts typically issued by domestic banks or trust companies that represent the deposit with those entities of securities of a foreign issuer. ADRs are publicly traded on exchanges or over-the-counter in the United States. European Depository Receipts

("EDRs") which are sometimes referred to as Continental Depository Receipts ("CDRs") may also be purchased by the Portfolios. EDRs and CDRs are generally issued by foreign banks and evidence ownership of either foreign or domestic securities. Certain institutions issuing ADRs or EDRs may not be sponsored by the issuer of the underlying foreign securities. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer of the underlying foreign securities.




         U.S. Government Securities. Each Portfolio may invest in U.S. Government securities, which are obligations issued or guaranteed by the U.S. Government, its agencies, authorities or instrumentalities. Some U.S. Government securities, such as U.S. Treasury bills, Treasury notes and Treasury bonds, which differ only in their interest rates, maturities and times of issuance, are supported by the full faith and credit of the United States. Others are supported by: (i) the right of the issuer to borrow from the U.S. Treasury, such as securities of the Federal Home Loan Banks; (ii) the discretionary authority of the U.S. government to purchase the agency's obligations, such as securities of the FNMA; or (iii) only the credit of the issuer, such as securities of the Student Loan Marketing Association. No assurance can be given that the U.S. Government will provide financial support in the future to U.S. Government agencies, authorities or instrumentalities that are not supported by the full faith and credit of the United States.

         Securities guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities include: (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. Government or any of its agencies, authorities or instrumentalities; and (ii) participation interests in loans made to foreign governments or other entities that are so guaranteed. The secondary market for certain of these participation interests is limited and, therefore, may be regarded as illiquid.


         Mortgage-Related Securities. Each Portfolio may invest in mortgage-related securities. There are several risks associated with mortgage-related securities generally. One is that the monthly cash inflow from the underlying loans may not be sufficient to meet the monthly payment requirements of the mortgage-related security.



         Prepayment of principal by mortgagors or mortgage foreclosures will shorten the term of the underlying mortgage pool for a mortgage-related security. Early returns of principal will affect the average life of the mortgage-related securities remaining in a Portfolio. The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. In periods of rising interest rates, the rate of prepayment tends to decrease, thereby lengthening the average life of a pool of mortgage-related securities. Conversely, in periods of falling interest rates the rate of prepayment tends to increase, thereby shortening the average life of a pool. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield of a Portfolio. Because prepayments of principal generally occur when interest rates are declining, it is likely that a Portfolio will have to reinvest the proceeds of prepayments at lower interest rates than those at which the assets were previously invested. If this occurs, a Portfolio's yield will correspondingly decline. Thus, mortgage-related securities may have less potential for capital appreciation in periods of falling interest rates than other fixed-income securities of comparable maturity, although these securities may have a comparable risk of decline in market value in periods of rising interest rates. To the extent that a Portfolio purchases mortgage-related securities at a premium, unscheduled prepayments, which are made at par, will result in a loss equal to any unamortized premium.


         CMOs are obligations fully collateralized by a portfolio of mortgages or mortgage-related securities. Payments of principal and interest on the mortgages are passed through to the holders of the CMOs on the same schedule as they are received, although certain classes of CMOs have priority over others with respect to the receipt of prepayments on the mortgages. Therefore, depending on the type of CMOs in which a Portfolio invests, the investment may be subject to a greater or lesser risk of prepayment than other types of mortgage-related securities.


         Mortgage-related securities may not be readily marketable. To the extent any of these securities are not readily marketable in the judgment of the Portfolio Advisor, the investment restriction limiting a Portfolio's investment in illiquid instruments to not more than 15% of the value of its net assets will apply.


         Stripped Mortgage-Related Securities. These securities are either issued and guaranteed, or privately-issued but collateralized by securities issued by, GNMA, FNMA or FHLMC. These securities represent beneficial ownership interests in either periodic principal distributions ("principal-only") or interest distributions ("interest-only") on mortgage-related certificates issued by GNMA, FNMA or FHLMC, as the case may be. The certificates underlying the stripped mortgage-related securities represent all or part of the beneficial interest in pools of mortgage loans. A Portfolio will invest in stripped mortgage-related securities in order to enhance yield or to benefit from anticipated appreciation in value of the securities at times when its Portfolio Advisor believes that interest rates will remain stable or increase. In periods of rising interest rates, the expected increase in the value of stripped mortgage-related securities may offset all or a portion of any decline in value of the securities held by the Portfolio.



         Investing in stripped mortgage-related securities involves the risks normally associated with investing in mortgage-related securities. See "Mortgage-Related Securities" above. In addition, the yields on stripped mortgage-related securities are extremely sensitive to the prepayment experience on the mortgage loans underlying the certificates collateralizing the securities. If a decline in the level of prevailing interest rates results in a rate of principal prepayments higher than anticipated, distributions of principal will be accelerated, thereby reducing the yield to maturity on interest-only stripped mortgage-related securities and increasing the yield to maturity on principal-only stripped mortgage-related securities. Sufficiently high prepayment rates could result in a Portfolio not fully recovering its initial investment in an interest-only stripped mortgage-related security. Stripped mortgage-related securities are currently traded in an over-the-counter market maintained by several large investment banking firms. There can be no assurance that the Portfolio will be able to effect a trade of a stripped mortgage-related security at a time when it wishes to do so. The Portfolio will acquire stripped mortgage-related securities only if a secondary market for the securities exists at the time of acquisition. Except for government stripped mortgage-related securities based on fixed rate FNMA and FHLMC mortgage certificates that meet certain liquidity criteria established by the Board of Trustees of the Portfolio Trust, the Portfolios will treat government stripped mortgage-related securities and privately-issued mortgage-related securities as illiquid and will limit its investments in these securities, together with other illiquid investments, to not more than 15% of net assets.


         Zero Coupon Securities. Zero coupon U.S. Government securities are debt obligations that are issued or purchased at a significant discount from face value. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity or the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Zero coupon securities do not require the periodic payment of interest. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. These investments may experience greater volatility in market value than U.S. Government securities that make regular payments of interest. A Portfolio accrues income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Portfolio's distribution obligations, in which case the Portfolio will forego the purchase of additional income producing assets with these funds. Zero coupon securities include STRIPS, that is, securities underwritten by securities dealers or banks that evidence ownership of future interest payments, principal payments or both on certain notes or bonds issued by the U.S. Government, its agencies, authorities or instrumentalities. They also include Coupons Under Book Entry System ("CUBES"), which are component parts of U.S. Treasury bonds and represent scheduled interest and principal payments on the bonds.


         Loans and Other Direct Debt Instruments. These are instruments in amounts owed by a corporate, governmental or other borrower to another party. They may represent amounts owed to lenders or lending syndicates (loans and loan participations), to suppliers of goods or services (trade claims or other receivables) or to other parties. Direct debt instruments purchased by a Portfolio may have a maturity of any number of days or years, may be secured or unsecured, and may be of any credit quality. Direct debt instruments involve the risk of loss in the case of default or insolvency of the borrower. Direct debt instruments may offer less legal protection to a Portfolio in the event of fraud or misrepresentation. In addition, loan participations involve a risk of insolvency of the lending bank or other financial intermediary. Direct debt instruments also may include standby financing commitments that obligate a Portfolio to supply additional cash to the borrower on demand at the time when a Portfolio would not have otherwise done so, even if the borrower's condition makes it unlikely that the amount will ever be repaid.

         These instruments will be considered illiquid securities and so will be limited, along with a Portfolio's other illiquid securities, to not more than 15% of the Portfolio's net assets.

         Swap Agreements. To help enhance the value of its portfolio or manage its exposure to different types of investments, the Portfolios may enter into interest rate, currency and mortgage swap agreements and may purchase and sell interest rate "caps," "floors" and "collars."

         In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specified amount (the "notional principal amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. If a swap agreement provides for payment in different currencies, the parties may also agree to exchange the notional principal amount. Mortgage swap agreements are similar to interest rate swap agreements, except that notional principal amount is tied to a reference pool of mortgages.

         In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. For example, the purchaser of an interest rate cap has the right to receive payments to the extent a specified interest rate exceeds an agreed level; the purchaser of an interest rate floor has the right to receive payments to the extent a specified interest rate falls below an agreed level. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed range.

         Swap agreements may involve leverage and may be highly volatile; depending on how they are used, they may have considerable impact on a Portfolio's performance. Swap agreements involve risks depending upon the other party's creditworthiness and ability to perform, as judged by the Portfolio Advisor, as well as the Portfolio's ability to terminate its swap agreements or reduce its exposure through offsetting transactions.

         All swap agreements are considered as illiquid securities and, therefore, will be limited, along with all of a Portfolio's other illiquid securities, to 15% of that Portfolio's net assets.

         Custodial Receipts. Custodial receipts or certificates, such as Certificates of Accrual on Treasury Securities ("CATS"), Treasury Investors Growth Receipts ("TIGRs") and Financial Corporation certificates ("FICO Strips"), are securities underwritten by securities dealers or banks that evidence ownership of future interest payments, principal payments or both on certain notes or bonds issued by the U.S. Government, its agencies, authorities or instrumentalities. The underwriters of these certificates or receipts purchase a U.S. Government security and deposit the security in an irrevocable trust or custodial account with a custodian bank, which then issues receipts or certificates that evidence ownership of the periodic unmatured coupon payments and the final principal payment on the U.S. Government Security. Custodial receipts evidencing specific coupon or principal payments have the same general attributes as zero coupon U.S. Government securities, described above. Although typically under the terms of a custodial receipt a Portfolio is authorized to assert its rights directly against the issuer of the underlying obligation, the

Portfolio may be required to assert through the custodian bank such rights as may exist against the underlying issuer. Thus, if the underlying issuer fails to pay principal and/or interest when due, a Portfolio may be subject to delays, expenses and risks that are greater than those that would have been involved if the Portfolio had purchased a direct obligation of the issuer. In addition, if the trust or custodial account in which the underlying security has been deposited is determined to be an association taxable as a corporation, instead of a non-taxable entity, the yield on the underlying security would be reduced in respect of any taxes paid.

         When-Issued and Delayed-Delivery Securities. To secure prices deemed advantageous at a particular time, each Portfolio may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. A Portfolio will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Portfolio may include securities purchased on a "when, as and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event, such as approval of a merger, corporate reorganization or debt restructuring.

         Securities purchased on a when-issued or delayed-delivery basis may expose a Portfolio to risk because the securities may experience fluctuations in value prior to their actual delivery. The Portfolio does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself.

         Repurchase Agreements. Each of the Portfolios may engage in repurchase agreement transactions. Under the terms of a typical repurchase agreement, a Portfolio would acquire an underlying debt obligation for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase, and the Portfolio to resell, the obligation at an agreed-upon price and time, thereby determining the yield during the Portfolio's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Portfolio's holding period. A Portfolio may enter into repurchase agreements with respect to U.S. Government securities with member banks of the Federal Reserve System and certain non-bank dealers approved by the Board of Trustees. Under each repurchase agreement, the selling institution is required to maintain the value of the securities subject to the repurchase agreement at not less than their repurchase price. The Portfolio Advisor, acting under the supervision of the Advisor and the Board of Trustees, reviews on an ongoing basis the value of the collateral and the creditworthiness of those non-bank dealers with whom the Portfolio enters into repurchase agreements. In entering into a repurchase agreement, a Portfolio bears a risk of loss in the event that the other party to the transaction defaults on its obligations and the Portfolio is delayed or prevented from exercising its rights to dispose of the underlying securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Portfolio seeks to assert its rights to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or a part of the income from the agreement. Repurchase agreements are considered to be collateralized loans under the Investment Company Act of 1940, as amended (the"1940 Act").


         Reverse Repurchase Agreements and Forward Roll Transactions. The Portfolios may enter into reverse repurchase agreements and forward roll transactions. In a reverse repurchase agreement the Portfolio agrees to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price. Forward roll transactions are equivalent to reverse repurchase agreements but involve mortgage-backed securities and involve a repurchase of a substantially similar security. At the time the Portfolio enters into a reverse repurchase agreement or forward roll transaction it will place in a segregated custodial account cash or liquid securities having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements and forward roll transactions involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of the securities. Reverse repurchase agreements and forward roll transactions are considered to be borrowings by a Portfolio for purposes of the limitations described in "Certain Investment Policies" below and in Part B.

         Lending Portfolio Securities. Each Portfolio may lend securities to brokers, dealers and other financial organizations. These loans, if and when made, may not exceed 30% of a Portfolio's assets taken at value. A Portfolio's loans of securities will be collateralized by cash, letters of credit or U.S. Government securities. The cash or instruments collateralizing a Portfolio's loans of securities will be maintained at all times in a segregated account with the Portfolio's custodian, or with a designated subcustodian, in an amount at least equal to the current market value of the loaned securities. In lending securities to brokers, dealers and other financial organizations, a Portfolio is subject to risks, which, like those associated with other extensions of credit, include delays in recovery and possible loss of rights in the collateral should the borrower fail financially.


         Illiquid Securities. No Portfolio may invest more than 15% of its net assets in securities which are illiquid or otherwise not readily marketable. The Trustees of the Portfolio Trust have adopted a policy that the International Equity Portfolio may not invest in illiquid securities other than Rule 144A securities. If a security becomes illiquid after purchase by the Portfolio, the Portfolio will normally sell the security unless to do so would not be in the best interests of shareholders.

         Non-Publicly Traded ("Restricted") Securities and Rule 144A Securities. Each Portfolio may purchase securities in the United States that are not registered for sale under federal securities laws but which can be resold to institutions under Securities and Exchange Commission (the "SEC") Rule 144A or under an exemption from such laws. Provided that a dealer or institutional trading market in such securities exists, these restricted securities or Rule 144A securities are treated as exempt from the Portfolio's 15% limit on illiquid securities. The Board of Trustees of the Portfolio Trust, with advice and information from the respective Portfolio Advisor, will determine the liquidity of restricted securities or Rule 144A securities by looking at factors such as trading activity and the availability of reliable price information and, through reports from such Portfolio Advisor, the Board of Trustees of the Portfolio Trust will monitor trading activity in restricted securities. If institutional trading in restricted securities or Rule 144A securities were to decline, a Portfolio's illiquidity could be increased and the Portfolio could be adversely affected.


         No Portfolio will invest more than 10% of its total assets in restricted securities (excluding Rule 144A securities).


         Temporary Investments. For temporary defensive purposes during periods when the Portfolio Advisor of a Portfolio believes, in consultation with the Advisor, that pursuing the Portfolio's basic investment strategy may be inconsistent with the best interests of its shareholders, the Portfolio may invest its assets without limit in the following money market instruments: securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities (including those purchased in the form of custodial receipts), repurchase agreements, certificates of deposit, master notes, time deposits and bankers' acceptances issued by banks or savings and loan associations having assets of at least $500 million as of the end of their most recent fiscal year and high quality commercial paper.


         In addition, for the same purposes the Portfolio Advisor of International Equity Portfolio may invest without limit in obligations issued or guaranteed by foreign governments or by any of their political subdivisions, authorities, agencies or instrumentalities that are rated at least AA by S&P or Aa by Moody's or, if unrated, are determined by the Portfolio Advisor to be of equivalent quality. Each Portfolio also may hold a portion of its assets in money market instruments or cash in amounts designed to pay expenses, to meet anticipated redemptions or pending investments in accordance with its objectives and policies. Any temporary investments may be purchased on a when-issued basis.

         Futures Contracts and Related Options. Each Portfolio may enter into futures contracts and purchase and write (sell) options on these contracts, including but not limited to interest rate, securities index and foreign currency futures contracts and put and call options on these futures contracts. These contracts will be entered into only upon the concurrence of the Portfolio Advisor that such contracts are necessary or appropriate in the management of the Portfolio's assets. These contracts will be entered into on exchanges designated by the Commodity Futures Trading Commission ("CFTC") or, consistent with CFTC regulations, on foreign exchanges. These transactions may be entered into for bona fide hedging and other permissible risk management purposes including protecting against anticipated changes in the value of securities a Portfolio intends to purchase.

         No Portfolio will hedge more than 25% of its total assets by selling futures, buying puts, and writing calls under normal conditions. In addition, no Portfolio will buy futures or write puts whose underlying value exceeds 25%
of its total assets, and no Portfolio will buy calls with a value exceeding 5% of its total assets.

         A Portfolio will not enter into futures contracts and related options for which the aggregate initial margin and premiums exceed 5% of the fair market value of the Portfolio's assets after taking into account unrealized profits and unrealized losses on any contracts it has entered into.

         A Portfolio may lose the expected benefit of these futures or options transactions and may incur losses if the prices of the underlying commodities move in an unanticipated manner. In addition, changes in the value of the Portfolio's futures and options positions may not prove to be perfectly or even highly correlated with changes in the value of its portfolio securities. Successful use of futures and related options is subject to a Portfolio Advisor's ability to predict correctly movements in the direction of the securities markets generally, which ability may require different skills and techniques than predicting changes in the prices of individual securities. Moreover, futures and options contracts may only be closed out by entering into offsetting transactions on the exchange where the position was entered into (or a linked exchange), and as a result of daily price fluctuation limits there can be no assurance that an offsetting transaction could be entered into at an advantageous price at any particular time. Consequently, a Portfolio may realize a loss on a futures contract or option that is not offset by an increase in the value of its portfolio securities that are being hedged or a Portfolio may not be able to close a futures or options position without incurring a loss in the event of adverse price movements.

         Options on Foreign Currencies. Each Portfolio that may invest in foreign securities may write covered put and call options and purchase put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of portfolio securities and against increases in the dollar cost of securities to be acquired. The Portfolio may use options on currency to cross-hedge, which involves writing or purchasing options on one currency to hedge against changes in exchange rates for a different, but related currency. As with other types of options, however, the writing of an option on foreign currency will constitute only a partial hedge up to the amount of the premium received, and the Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may be used to hedge against fluctuations in exchange rates although, in the event of exchange rate movements adverse to the Portfolio's position, it may not forfeit the entire amount of the premium plus related transaction costs. In addition, the Portfolio may purchase call options on currency when the Portfolio Advisor anticipates that the currency will appreciate in value.

         There is no assurance that a liquid secondary market on an options exchange will exist for any particular option, or at any particular time. If the Portfolio is unable to effect a closing purchase transaction with respect to covered options it has written, the Portfolio will not be able to sell the underlying currency or dispose of assets held in a segregated account until the options expire. Similarly, if the Portfolio is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying currency. The Portfolio pays brokerage commissions or spreads in connection with its options transactions.


         As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. The Portfolio's ability to terminate over-the-counter options ("OTC Options") will be more limited than the exchange-traded options. It is also possible that broker-dealers participating in OTC Options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, the Portfolio will treat purchased OTC Options and assets used to cover written OTC Options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

         Options on Stock. Each Portfolio which invests in equity securities may write or purchase options on stock. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying stock at the exercise price at any time during the option period. Similarly, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy the underlying stock at the exercise price at any time during the option period. A covered call option with respect to which the Portfolio owns the underlying stock sold by the Portfolio exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying stock or to possible continued holding of a stock which might otherwise have been sold to protect against depreciation in the market price of the stock. A covered put option sold by the Portfolio exposes the Portfolio during the term of the option to a decline in price of the underlying stock.


         To close out a position when writing covered options, the Portfolio may make a "closing purchase transaction" which involves purchasing an option on the same stock with the same exercise price and expiration date as the option which it has previously written on the stock. The Portfolio will realize a profit or loss for a closing purchase transaction if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Portfolio may make a "closing sale transaction" which involves liquidating the Portfolio's position by selling the option previously purchased.

         Options on Securities Indexes. Each Portfolio may purchase and write put and call options on securities indexes listed on domestic and, in the case of those Portfolios which may invest in foreign securities, on foreign exchanges. A securities index fluctuates with changes in the market values of the securities included in the index.

         Options on securities indexes are generally similar to options on stock except that the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a security index gives the holders the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of the exercise, multiplied by
(b) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars or a foreign currency, as the case may be, times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in securities index options prior to expiration by entering into a closing transaction on an exchange or the option may expire unexercised.

         To the extent permitted by U.S. federal or state securities laws, the International Equity Portfolio may invest in options on foreign stock indexes in lieu of direct investment in foreign securities. The Portfolio may also use foreign stock index options for hedging purposes.

         Because the value of an index option depends upon movements in the level of the index rather than the price of a particular security, whether the Portfolio will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of securities prices in the market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in price of a particular security. Accordingly, successful use by a Portfolio of options on security indexes will be subject to the Portfolio Advisor's ability to predict correctly movement in the direction of that securities market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual securities.

         Forward Currency Contracts. Each Portfolio that may invest in foreign currency-denominated securities may hold currencies to meet settlement requirements for foreign securities and may engage in currency exchange transactions in order to protect against uncertainty in the level of future exchange rates between a particular foreign currency and the U.S. dollar or between foreign currencies in which the Portfolio's securities are or may be denominated. Forward currency contracts are agreements to exchange one currency for another--for example, to exchange a certain amount of U.S. dollars for a certain amount of French francs at a future date. The date (which may be any agreed-upon fixed number of days in the future), the amount of currency to be exchanged and the price at which the exchange will take place will be negotiated with a currency trader and fixed for the term of the contract at the time that the Portfolio enters into the contract.

         In hedging specific portfolio positions, a Portfolio may enter into a forward contract with respect to either the currency in which the positions are denominated or another currency deemed appropriate by the Portfolio Advisor. The amount the Portfolio may invest in forward currency contracts is limited to the amount of the Portfolio's aggregate investments in foreign currencies. Risks associated with entering into forward currency contracts include the possibility that the market for forward currency contracts may be limited with respect to certain currencies and, upon a contract's maturity, the inability of a Portfolio to negotiate with the dealer to enter into an offsetting transaction. Forward currency contracts may be closed out only by the parties entering into an offsetting contract. In addition, the correlation between movements in the prices of those contracts and movements in the price of the currency hedged or used for cover will not be perfect. There is no assurance that an active forward currency contract market will always exist. These factors will restrict a Portfolio's ability to hedge against the risk of devaluation of currencies in which a Portfolio holds a substantial quantity of securities and are unrelated to the qualitative rating that may be assigned to any particular security. See Part B for further information concerning forward currency contracts.


         Asset Coverage. To assure that a Portfolio's use of futures and related options, as well as when-issued and delayed-delivery transactions, forward currency contracts and swap transactions, are not used to achieve investment leverage, the Portfolio will cover such transactions, as required under applicable SEC interpretations, either by owning the underlying securities or by establishing a segregated account with the Portfolio's custodian containing liquid securities in an amount at all times equal to or exceeding the Portfolio's commitment with respect to these instruments or contracts.


         Certain Investment Restrictions. Each Portfolio has adopted certain investment restrictions that are enumerated in detail in Part B. The following are summaries of these restrictions; see the Part B for the full text of these restrictions. Among other restrictions, each Portfolio may not, with respect to 75% of its total assets taken at market value, invest more than 5% of its total assets in the securities of any one issuer or acquire more than 10% of the outstanding voting securities of any one issuer, except U.S. Government securities. In addition, each Portfolio may not invest more than 25% of its total assets in securities of issuers in any one industry. Each Portfolio may borrow money as a temporary measure from banks in an aggregate amount not exceeding one-third of the value of the Portfolio's total assets. Reverse repurchase agreements and forward roll transactions involving mortgage related securities will be aggregated with bank borrowings for purposes of this calculation. No Portfolio may purchase securities while borrowings exceed 5% of the value of the Portfolio's total assets. No Portfolio will invest more than 15% of the value of its net assets in securities that are illiquid, including certain government stripped mortgage-related securities, repurchase agreements maturing in more than seven days and that cannot be liquidated prior to maturity and securities that are illiquid by virtue of the absence of a readily available market. Securities that have legal or contractual restrictions on resale but have a readily available market, such as certain Rule 144A securities, are deemed not illiquid for this purpose. No Portfolio may invest more than 10% of its assets in restricted securities (excluding Rule 144A securities).


         Portfolio Turnover. No Portfolio will trade in securities for short term profits but, when circumstances warrant, securities may be sold without regard to the length of time held. An annual portfolio turnover rate of 100% would occur when all the securities held by the Portfolio are replaced one time during a period of one year. For the last two fiscal years ended December 31, 1997 and 1996, the annual turnover rate of each of the following Portfolios was:
Emerging Growth Portfolio - 101% and 117%;

International Equity Portfolio - 151% and 86%; Growth & Income Portfolio - 170% and 92%; Growth & Income Portfolio II - 153% and 82%; Balanced Portfolio - 120% and 88% (equity investments - 92% and 68%, fixed-income investments - 6% and 19%); Income Opportunity Portfolio - 270% and 222%; Bond Portfolio - 88% and 64%; and Bond Portfolio II - 79% and 79%. It is expected that the annual portfolio turnover rate for the Value Plus Portfolio will be between 50% and 100%. A portfolio turnover of approximately 100% may be higher than those of other mutual funds. A Portfolio with a higher portfolio turnover rate will have higher brokerage transaction expenses and a higher incidence of realized capital gains or losses.


Item 5.  Management of the Portfolio Trust.


         The Board of Trustees of the Portfolio Trust provides broad supervision over the affairs of the Portfolio Trust. A majority of the Portfolio Trust's Trustees are not affiliated with the Advisor nor the Portfolio Advisors. See "Management of the Portfolio Trust" in Part B for more information about the Trustees and officers of the Portfolio Trust.

Advisor

         Touchstone Advisors, located at 311 Pike Street, Cincinnati, Ohio 45202, serves as the investment advisor to the Portfolio Trust and, accordingly, as investment advisor to each of the Portfolios. Touchstone Advisors is a wholly-owned subsidiary of IFS Financial Services, Inc., which is a wholly-owned subsidiary of Western- Southern Life Assurance Company. Western-Southern Life Assurance Company is a wholly-owned subsidiary of The Western and Southern Life Insurance Company.

         The Portfolio Trust (as to each of the Portfolios) has entered into an investment advisory agreement (the "Advisory Agreement") with the Advisor which, in turn, has entered into a portfolio advisory agreement ("Portfolio Agreement") with each Portfolio Advisor selected by the Advisor for the Portfolios. It is the Advisor's responsibility to select, subject to the review and approval of the Board of Trustees of the Portfolio Trust, Portfolio Advisors who have distinguished themselves by able performance in their respective areas of expertise in asset management and to review their continued performance.


         Subject to the supervision and direction of the Board of Trustees, the Advisor provides investment management evaluation services principally by performing initial due diligence on prospective Portfolio Advisors and thereafter monitoring Portfolio Advisor performance through quantitative and qualitative analysis as well as periodic in-person, telephonic and written consultations with Portfolio Advisors. In evaluating prospective Portfolio Advisors, the Advisor considers, among other factors, each Portfolio Advisor's level of expertise; relative performance and consistency of performance over a minimum period of five years; level of adherence to investment discipline or philosophy; personnel, facilities and financial strength; and quality of service and client communications. The Advisor has responsibility for communicating performance expectations and evaluations to each Portfolio Advisor and ultimately recommending to the Board of Trustees of the Portfolio Trust whether the Portfolio Advisor's contract should be renewed, modified or terminated. The Advisor provides written reports to the Board of Trustees regarding the results of its evaluation and monitoring functions. The Advisor is also responsible for conducting all operations of the Portfolios except those operations subcontracted to the Portfolio Advisors, or contracted by the Portfolio Trust to the custodian, transfer agent and Administrator.

         The Portfolio Advisor of each Portfolio makes all the day-to-day decisions to buy or sell particular portfolio securities.


         The Emerging Growth Portfolio is managed by two Portfolio Advisors, each managing a portion of the Portfolio's assets. The Advisor will allocate varying percentages of the assets of the Portfolio to each Portfolio Advisor, which percentages will be adjusted from time to time by the Advisor based on its evaluation of each Portfolio Advisor.



         Each Portfolio pays the Advisor a fee for its services that is computed daily and paid monthly at an annual rate equal to the percentage of the value of the average daily net assets of the Portfolio as follows: Value Plus Portfolio - 0.75%; Emerging Growth Portfolio - 0.80%; International Equity Portfolio - 0.95%; Growth & Income Portfolio - 0.80% on the first $150 million of average net assets and 0.75% thereafter; Growth & Income Portfolio II - 0.80% on the first $150 million of average net assets and 0.75% thereafter; Balanced Portfolio - 0.80%; Income Opportunity Portfolio - 0.65%; Bond Portfolio - 0.55%; and Bond Portfolio II - 0.55%. The investment advisory fee paid by the Value Plus, Emerging Growth, Growth & Income, Growth & Income II, International Equity and Balanced Portfolios is higher than that of most mutual funds.

         The Advisor in turn pays each Portfolio Advisor a fee for its services provided to the Portfolio that is computed daily and paid monthly at an annual rate equal to the percentage specified below of the value of the average daily net assets of the Portfolio managed by that Portfolio Advisor:



Value Plus Portfolio
Fort Washington Investment Advisors, Inc.       0.45%

Emerging Growth Portfolio
David L. Babson & Company, Inc.                 0.50%



Westfield Capital Management                    0.45% on the first $10 million
Company, Inc.                                   0.40% on the next $40 million
                                                0.35% thereafter


International Equity Portfolio
BEA Associates                                  0.85% on the first $30 million
                                                0.80% on the next $20 million
                                                0.70% on the next $20 million
                                                0.60% thereafter

Growth & Income Portfolio and
Growth & Income Portfolio II                    0.50% on the first $150 million
Scudder Kemper Investments, Inc.                0.45% thereafter



Balanced Portfolio
OpCap Advisors                                  0.60% on the first $20 million*
                                                0.50% on the next $30 million*
                                                0.40% thereafter*



Income Opportunity Portfolio
Alliance Capital Management L.P.                0.40% on the first $50 million
                                                0.35% on the next $20 million
                                                0.30% on the next $20 million
                                                0.25% thereafter

Bond Portfolio and Bond Portfolio II
Fort Washington Investment                      0.30%
Advisors, Inc.


-----------------


* Includes assets of the Balanced Portfolio of the Portfolio Trust and the Balanced Portfolio of the Select Advisors Variable Insurance Trust (a portfolio for which OpCap Advisors also acts in an investment advisory capacity).


         Fort Washington Investment Advisors, Inc. is an affiliate of the Advisor, and investors should be aware that the Advisor may be subject to a conflict of interest when making decisions regarding the retention and compensation of Fort Washington and may be subject to such a conflict concerning other particular Portfolio Advisors. However, the Advisor's decisions, including the identity of a Portfolio Advisor and the specific amount of the Advisor's compensation to be paid to the Portfolio Advisor, are subject to review and approval by a majority of the Board of Trustees and separately by a majority of such Trustees who are not affiliated with the Advisor or any of its affiliates.

Portfolio Advisors

         Subject to the supervision and direction of the Advisor and, ultimately, the Board of Trustees, each Portfolio Advisor manages the securities held by the Portfolio it serves in accordance with the Portfolio's stated investment objective and policies, making investment decisions for the Portfolio and placing orders to purchase and sell securities on behalf of the Portfolio.


         The following sets forth certain information about each of the Portfolio Advisors. The individuals employed by the Portfolio Advisor who are primarily responsible for the day-to-day investment management of the Portfolio are named below.

         Fort Washington Investment Advisors, Inc. ("Fort Washington") serves as the Portfolio Advisor to the Value Plus Portfolio. Fort Washington is owned by The Western and Southern Life Insurance Company. Fort Washington has been registered as an investment advisor under the Investment Advisers Act of 1940, as amended, ("the Advisers Act"), since 1990. Fort Washington provides investment advisory services to individual and institutional clients. As of December 31, 1997, Fort Washington had assets under management of $9.0 billion. John C. Holden is primarily responsible for the day-to-day investment management of the Portfolio. Mr. Holden (CFA) joined Western and Southern/Fort Washington in May 1997 and is Vice President and Senior Portfolio Manager. Mr. Holden previously served as senior portfolio manager with Mellon Private Asset Management in Pittsburgh, senior portfolio manager and investment analyst for Star Bank's Stellar Performance Group in Cincinnati, and senior employee benefit portfolio manager for First Kentucky Trust Company in Louisville. Fort Washington's principal executive offices are located at 420 East Fourth Street, Cincinnati, Ohio 45202.


         David L. Babson & Company, Inc. ("Babson") serves as one of two Portfolio Advisors to the Emerging Growth Portfolio. Babson is an indirect subsidiary of MassMutual Holding Company. Babson has been registered as an investment advisor under the Advisers Act, since 1940. Babson provides investment advisory services to individual and institutional clients. As of December 31, 1997, Babson and affiliates had assets under management of $19.7 billion. Eugene H. Gardner, Jr., Peter C. Schliemann and Lance F. James are primarily responsible for the day-to-day investment management of the portion of the Portfolio's assets allocated to Babson by the Advisor. Mr. Gardner has been with Babson since 1990; Mr. Schliemann has been with Babson since 1979; and Mr. James has been with the firm since 1986. Babson's principal executive offices are located at One Memorial Drive, Cambridge, Massachusetts 02142-1300.

         Westfield Capital Management Company, Inc. ("Westfield") serves as the second Portfolio Advisor to the Emerging Growth Portfolio. As of October 31, 1997, Westfield became an indirect wholly-owned subsidiary of Boston Private Bancorp, Inc. ("BPB"). Westfield has been registered as an investment advisor under the Advisers Act since 1989. Westfield provides investment advisory services to individual and institutional clients. As of December 31, 1997, Westfield had assets under management of $1.4 billion. BPB was established in May 1987. BPB is the parent company of Boston Private Bank & Trust Company, a private bank serving clients in New England with banking and investment products. Michael J. Chapman is primarily responsible for the day-to-day investment management of the portion of the Portfolio's assets allocated to Westfield by the Advisor. Mr. Chapman (CFA) has been with Westfield since 1990, after 9 years with Eaton Vance Corporation in Boston, Massachusetts. Westfield's principal executive offices are located at One Financial Center, Boston, Massachusetts 02111.


      BEA ASSOCIATES ("BEA") serves as Portfolio Advisor to International Equity Portfolio. BEA is a New York general partnership organized in 1990 and is a wholly-owned subsidiary of Credit Suisse Group, the second largest Swiss bank. BEA has been registered as an investment advisor under the Advisers Act since 1968. BEA provides investment advisory services to individual and institutional clients. As of December 31, 1997, BEA had assets under management of $34.2 billion. BEA's principal executive offices are located at One Citicorp Center, 153 East 53rd Street, New York, New York 10022.


      The Portfolio is managed by the BEA International Equity Management Team. The team consists of the following investment professionals: William Sterling, Richard Watt, Steven D. Bleiberg, Susan Boland, Emily Alejos and Robert B. Hrabchak. Mr. Sterling joined BEA in 1995, prior to which time he was the head of International Economics at Merrill Lynch & Company. Mr. Watt joined BEA in 1995, prior to which time he was the head of emerging markets investments and research at Gartmore Investment Limited in London. Mr. Bleiberg has been an investment professional with BEA for more than five years. Ms. Boland joined BEA in 1996, prior to which time she was a director and portfolio manager for Barran & Partners Limited. Prior to 1995, she was a partner and European portfolio manager for Teton Partners. Ms. Alejos joined BEA in 1997, prior to which time she was a Vice President and an emerging markets portfolio manager with Bankers Trust. Mr. Hrabchak joined BEA in 1997, prior to which time he was a senior portfolio manager at Merrill Lynch Asset Management in Hong Kong. Prior to 1995, he was an associate in investment banking at Salomon Brothers.

         Scudder Kemper Investments, Inc. ("Scudder Kemper") serves as the Portfolio Advisor to the Growth and Income Portfolio. Scudder, Stevens & Clark, Inc. ("Scudder"), which registered as an investment advisor under the Advisers Act in 1943, served as the Portfolio Advisor to the Portfolio until December 31, 1997. As of December 31, 1997, a strategic alliance between Scudder and the Zurich Group ("Zurich") was completed, the operations of Scudder and Zurich Kemper Investments, Inc., a subsidiary of Zurich, were combined, and the combined operations were named Scudder Kemper Investments, Inc. Scudder Kemper is owned 69.5% by Zurich and 30.5% by senior employees of Scudder Kemper. Scudder Kemper provides investment advisory services to mutual fund investors, retirement and pension plans, institutional and corporate clients, insurance companies, and private family and individual accounts. As of December 31, 1997, Scudder Kemper had assets under management of more than $200 billion. Zurich is a leading, internationally recognized provider of insurance and financial services in non-life and life insurance, and reinsurance as well as asset management.


         Robert T. Hoffman, Lori Ensinger, Benjamin W. Thorndike and Kathleen
T. Millard are the individuals primarily responsible for the day-to-day management of the Portfolio. Mr. Hoffman, Lead Product Manager, joined Scudder in 1990. He has 13 years of experience in the investment industry, including several years of pension fund management experience. Lori Ensinger, Lead Portfolio Manager, focuses on stock selection and investment strategy. She has worked as a portfolio manager since 1983 and joined Scudder in 1993. Benjamin W. Thorndike, Portfolio Manager, is the Portfolio's chief analyst and strategist for convertible securities. Mr. Thorndike, who has 18 years of investment experience, joined Scudder in 1983. Kathleen T. Millard, Portfolio Manager, has been involved in the investment industry since 1983 and has worked as a portfolio manager since 1986. Ms. Millard, who joined Scudder in 1991, focuses on strategy and stock selection. Scudder Kemper's principal executive offices are located at 345 Park Avenue, New York, New York.


         Scudder Kemper may use its affiliated broker to execute portfolio transactions for the Growth & Income Portfolio provided the commissions paid to the affiliated broker are reasonable and fair in comparison to commissions paid to other brokers in connection with comparable transactions. The Board of Trustees reviews transactions executed through an affiliated broker on a quarterly basis.


         OpCap Advisors ("OpCap") serves as Portfolio Advisor to the Balanced Portfolio. OpCap is a majority-owned subsidiary of Oppenheimer Capital, a registered investment advisor whose employees perform all investment advisory services provided to the Portfolio by OpCap. Oppenheimer Capital has operated as an investment advisor since 1968. As of December 31, 1997, Oppenheimer Capital and its subsidiaries had assets under management of $61.5 billion. On November 4, 1997, PIMCO Advisors, L.P. ("PIMCO Advisors") and its affiliates acquired control of Oppenheimer Capital and its subsidiary, OpCap. PIMCO Advisors is a registered investment advisor with $130 billion in assets under management as of December 31, 1997, through various subsidiaries.


         Value Advisors LLC, a limited liability company and a wholly-owned subsidiary of PIMCO Advisors, holds a one-third managing general partner interest in Oppenheimer Capital and a 1.0% general partner interest in OpCap. Oppenheimer Capital L.P., a Delaware limited partnership whose units are traded on the New York Stock Exchange, owns the remaining two thirds interest in Oppenheimer Capital. PIMCO Partners, G.P. ("PIMCO GP"), general partner of PIMCO Advisors, holds the sole general partner interest in Oppenheimer Capital, L.P.

         PIMCO GP owns approximately 42.83% and 66.37% respectively of the total outstanding Class A and Class B units of limited partnership interests of PIMCO Advisors. PIMCO GP is a California general partnership with two general partners. The first of these general partners is Pacific Investment Management Company, which is a California corporation and is wholly-owned by Pacific Financial Asset Management Company, a direct subsidiary of Pacific Life Insurance Company ("Pacific Life"). PIMCO Partners L.L.C. ("PPLLC"), a California limited liability company, is the second and managing general partner of PIMCO GP. PPLLC's members are the Managing Directors (the "PIMCO Managers") of Pacific Management Investment Company, a subsidiary of PIMCO Advisors (the "PIMCO Subpartnership").

         The PIMCO Managers are William H Gross, Dean S. Meiling, James F. Muzzy, William F. Podlich III, Frank B. Rabinovitch, Brent R. Harris, John L. Hague, William S. Thompson, Jr., William C. Powers, David H. Edington, Benjamin Trosky, William R. Benz II and Lee R. Thomas III.

         PIMCO Advisors is governed by an Operating Board and an Equity Board. The PIMCO Subpartnership has the power to appoint (directly or indirectly) seven of the twelve members of the Operating Board and therefore may be deemed to control PIMCO Advisors. Pacific Life and the PIMCO Managers and/or the PIMCO Subpartnership may each be deemed to control PIMCO Advisors because of direct or indirect power to appoint 25% of the members of the Equity Board. Pacific Life, the PIMCO Managers and the PIMCO Subpartnership disclaim such control.

         Alan Gutman is primarily responsible for the day-to-day investment management of the equity portion of the Portfolio and Robert J. Bluestone and Matthew Greenwald are primarily responsible for the day-to-day management of the fixed-income portion of the Portfolio. Mr. Gutman joined Oppenheimer Capital in 1991 and is Vice President. Mr. Greenwald joined Oppenheimer Capital in 1989 and is Vice President. Mr. Bluestone joined Oppenheimer Capital in 1986 and is Managing Director. OpCap's principal executive offices are located at Oppenheimer Tower, One World Financial Center, New York, NY 10281.


         Alliance Capital Management L.P. ("Alliance") serves as Portfolio Advisor to the Income Opportunity Portfolio. Alliance is owned 8% by its employees and 59% by wholly-owned subsidiaries of The Equitable Life Assurance Society of the United States. The balance of its units are held by the public. Alliance has been registered as an investment advisor under the Advisers
Act since 1971. Alliance provides investment advisory services to individual and institutional clients. As of December 31, 1997, Alliance had assets under management of $217 billion. Wayne Lyski and Vickie Fuller are primarily responsible for the day-to-day investment management of the Portfolio.
Mr. Lyski has been with Alliance since 1983.

Ms. Fuller (CPA) has been with Alliance and its predecessors since 1985. Alliance's principal executive offices are located at 1345 Avenue of the Americas, New York, New York 10105.



         Fort Washington also serves as Portfolio Advisor to the Bond Portfolio and the Bond Portfolio II. Roger Lanham and Brendan White are primarily responsible for the day-to-day investment management of the Portfolios. Mr. Lanham is a CFA and has been with Western and Southern/Fort Washington since 1980. Mr. White is a CFA and has been with Western and Southern/Fort
Washington since 1993. Prior to 1993, Mr. White was with Ohio Casualty Insurance Co. for six years, managing high yield and mortgage backed assets.



YEAR 2000.

         The investment advisory services provided to the Funds by Touchstone Advisors, and each Portfolio Advisor and the services provided to shareholders by Touchstone Securities, the Funds' Distributor, depend on the smooth functioning of their computer systems. Many computer software systems in use today cannot recognize the year 2000, but revert to 1900 or some other date, due to the manner in which dates were encoded and calculated. That failure could have a negative impact on the Funds' operations, including the handling of securities trades, pricing and account services. Touchstone Advisors and Touchstone Securities have advised the Funds that they have been reviewing all of their computer systems and actively working on necessary changes to their systems to prepare for the year 2000 and expect that their systems will be compliant before that date. In addition, Touchstone Advisors has been advised by the Funds' Portfolio Advisors, custodian, transfer agent, accounting service agent and other service providers that they are also in the process of modifying their systems with the same goal. There can, however, be no assurance that Touchstone Advisors, Touchstone Securities or any other service provider will be successful, or that interaction with other non-complying computer systems will not impair Fund services at that time.



Administrator, Custodian, Fund Accounting Agent, Transfer Agent and Dividend Paying Agent



         Investors Bank & Trust Company ("Investors Bank"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as administrator, custodian and fund accounting agent for the Portfolio Trust. Investors Bank was organized in 1969 as a Massachusetts-chartered trust company and is a wholly-owned subsidiary of Investors Financial Services Corp., a publicly-held corporation and holding company registered under the Bank Holding Company Act of 1956.


         As administrator and fund accounting agent, Investors Bank provides, on behalf of the Portfolio Trust, accounting, clerical and bookkeeping services; the daily calculation of net asset values; corporate secretarial services; assistance in the preparation of management reports; preparation and filing of tax returns, registration statements, and reports to shareholders and to the SEC. Investors Bank also provides personnel to serve as certain officers of the Portfolio Trust.

         As custodian, Investors Bank holds cash, securities and other assets of the Portfolio Trust as required by the 1940 Act.


         Each Portfolio pays fees to Investors Bank, which are computed and paid monthly. Such fees equal, in the aggregate, 0.12% on an annual basis of the average daily net assets of all the Portfolios and all the series of Select Advisors Trust A and Select Advisors Trust C (the "Select Advisors Series") for which Investors Bank acts as fund accounting agent and administrator up to $1 billion in assets and 0.08% on an annual basis of average daily net assets which exceed $1 billion, subject to certain annual minimum fees. As compensation for its services as custodian to the Portfolio Trust, Investors Bank receives fees, computed and paid monthly, in the aggregate, of 0.03% on an annual basis of the average daily net assets of all the Portfolios and Select Advisors Series for which Investors Bank acts as custodian up to $500 million and 0.02% on an annual basis of such average daily net assets for the next $500 million and 0.01% on an annual basis of such average daily net assets which exceed $1 billion.



         Investors Bank also serves as transfer agent and dividend paying agent for the Portfolio Trust.


Allocation of Expenses of the Portfolios

         Each Portfolio bears its own expenses, which generally include all costs not specifically borne by the Advisor, the Portfolio Advisors and the Administrator. Included among a Portfolio's expenses are: costs incurred in connection with its organization; investment management and administration fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; and costs associated with maintaining the Portfolio Trust's legal existence and shareholder relations.

Item 6.  Capital Stock and Other Securities.


         The Portfolio Trust was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated February 7, 1994. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations. For additional information, please refer to Part B.

         The Portfolio Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has nine series: Value Plus Portfolio, Emerging Growth Portfolio, International Equity Portfolio, Income Opportunity Portfolio, Bond Portfolio, Bond Portfolio II, Balanced Portfolio, Growth & Income Portfolio and Growth & Income Portfolio II.



         Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio Trust is not required and does not currently intend to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have, under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests), the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.



         The net asset value of each Portfolio is determined as of the close of regular trading on the New York Stock Exchange Inc. ("NYSE") on each day on which the NYSE is open for regular trading ("Fund Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act), by deducting the amount of the Portfolio's liabilities from the value of its assets. The close of regular trading on the NYSE is usually 4:00 p.m., New York time (the "Valuation Time").



         Each investor in the Portfolios may add to or reduce its investment in each Portfolio on each Fund Business Day. At each Valuation Time on each such Fund Business Day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in each Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in each Portfolio as of the Valuation Time, on the following Fund Business Day of each Portfolio.


         The net income of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of each Portfolio, less (ii) all actual and accrued expenses of each Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of each Portfolio is allocated pro rata among the investors in each Portfolio. The Net Income is accrued daily and distributed monthly to the investors in each Portfolio.

         Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.


         Securities that are primarily traded on foreign exchanges are generally valued at the preceding closing values of the securities on their respective exchanges, except that, when an occurrence subsequent to the time a value was so established is likely to have changed that value, the fair market value of those securities will be determined by consideration of other factors by or under the direction of the Board of Trustees of the Portfolio Trust. A security that is primarily traded on a domestic stock exchange is valued at the last sale price on that exchange or, if no sales occurred during the day, at the current quoted bid price. All short-term dollar-denominated investments that mature in 60 days or less are valued on the basis of amortized cost (which involves valuing an investment at its cost and, thereafter, assuming a constant amortization to maturity of any discount or premium, regardless of the effect of fluctuating interest rates on the market value of the investment) which the Board of Trustees of the Portfolio Trust has determined represents fair value.

         An option that is written by a Portfolio is generally valued at the last sale price or, in the absence of the last sale price, the last offer price. An option that is purchased by a Portfolio is generally valued at the last sale price or, in the absence of the last sale price, the last bid price. The value of a futures contract is equal to the unrealized gain or loss on the contract that is determined by marking the contract to the current settlement price for a like contract on the valuation date of the futures contract. A settlement price may not be used if the market rises or falls the maximum allowed amount with respect to a particular futures contract or if the securities underlying the futures contract experience significant price fluctuations after the determination of the settlement price. When a settlement price cannot be used, futures contracts will be valued at their fair market value as determined by or under the direction of the Board of Trustees of the Portfolio Trust.



         All assets and liabilities initially expressed in foreign currency values will be converted into U.S. dollar values at the mean between the bid and offered quotations of the currencies against U.S. dollars as last quoted by any recognized dealer. If the bid and offered quotations are not available, the rate of exchange will be determined in good faith by the Board of Trustees of the Portfolio Trust.



         In carrying out the valuation policies of the Board of Trustees of the Portfolio Trust, independent pricing services may be consulted. Further information regarding the Portfolio Trust's valuation policies is contained in Part B.


Item 7.  Purchase of Securities Being Offered.

         Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio Trust may be made without a sales load. All investments are made at the net asset value next determined if an order is received by the Portfolio Trust by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined on each Fund Business Day. Each Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

         There is no minimum initial or subsequent investment in the Portfolio Trust. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank).

         The Portfolio Trust and Touchstone Securities, Inc. ("Touchstone Securities") reserve the right to cease accepting investments in the Portfolios at any time or to reject any investment order.


         The placement agent for the Portfolios is Touchstone Securities. The principal business address of Touchstone Securities is 311 Pike Street, Cincinnati, Ohio 45202. Touchstone Securities receives no additional compensation for serving as the placement agent for the Portfolios.


Item 8.  Redemption or Repurchase.

         An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in federal funds normally on the Fund Business Day the withdrawal is effected, but in any event within seven days. The Portfolios reserve the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.


         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or regular trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


Item 9.  Pending Legal Proceedings.

         Not applicable.

IFS0051D

                           SELECT ADVISORS PORTFOLIOS

                                     PART B


Item 10.  Cover Page.

         Not applicable.

Item 11.  Table of Contents.                                    Page


         General Information and History . . . . . . . . . . .  B-1
         Investment Objectives and Policies  . . . . . . . . .  B-1
         Management of the Portfolio Trust . . . . . . . . . .  B-22
         Control Persons and Principal Holders
                  of Securities . . . . . . . . . . . . . . ..  B-25
         Investment Advisory and Other Services  . . . . . . .  B-26
         Brokerage Allocation and Other Practices  . . . . . .  B-29
         Capital Stock and Other Securities  . . . . . . . . .  B-31
         Purchase, Redemption and Pricing of
                  Securities Being Offered  . . . . . . . . ..  B-33
         Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-34
         Underwriters  . . . . . . . . . . . . . . . . . . . .  B-35
         Calculation of Performance Data . . . . . . . . . . .  B-35
         Financial Statements  . . . . . . . . . . . . . . . .  B-35
         Appendix A  . . . . . . . . . . . . . . . . . . . . .  Appendix A-1


Item 12.  General Information and History.

         Not applicable.

Item 13.  Investment Objectives and Policies.

         Part A contains additional information about the investment objectives and policies of Value Plus Portfolio, Emerging Growth Portfolio, International Equity Portfolio, Growth & Income Portfolio, Growth & Income Portfolio II, Balanced Portfolio, Income Opportunity Portfolio, Bond Portfolio and Bond Portfolio II (each a "Portfolio," and collectively, the "Portfolios"), each a series of Select Advisors Portfolios (the "Portfolio Trust").

          Touchstone Advisors, Inc. ("Touchstone Advisors" or the "Advisor") acts as the investment advisor to the Portfolios. Each of the Portfolios benefits from the discretionary advisory services of one or more portfolio advisors (the "Portfolio Advisors") identified, retained, supervised and compensated by the Advisor. The Advisor monitors and evaluates the performance of each Portfolio Advisor and, with respect to those Portfolios with two or more Portfolio Advisors, allocates the Portfolio's assets among the Portfolio Advisors.


         This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which each Portfolio may invest, the investment policies and portfolio strategies that each Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

         Certificates of Deposit and Bankers' Acceptances. Certificates of deposit are receipts issued by a depository institution in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity. Bankers' acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then "accepted" by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most acceptances have maturities of six months or less.

         Commercial Paper. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

         For a description of commercial paper ratings, see the Appendix A to this Part B.

         Lower-Rated Debt Securities. While the market for high yield corporate debt securities has been in existence for many years and has weathered previous economic downturns, the 1980's brought a dramatic increase in the use of such securities to fund highly leveraged corporate acquisitions and restructuring. Past experience may not provide an accurate indication of future performance of the high yield bond market, especially during periods of economic recession. In fact, from 1989 to 1991, the percentage of lower-rated debt securities that defaulted rose significantly above prior levels.

         The market for lower-rated debt securities may be thinner and less active than that for higher rated debt securities, which can adversely affect the prices at which the former are sold. If market quotations are not available, lower-rated debt securities will be valued in accordance with procedures established by the Board of Trustees of the Portfolio Trust, including the use of outside pricing services. Judgment plays a greater role in valuing high yield corporate debt securities than is the case for securities for which more external sources for quotations and last sale information is available. Adverse publicity and changing investor perception may affect the ability of outside pricing services to value lower-rated debt securities and the ability to dispose of these securities.

         In considering investments for the Portfolio, the Portfolio Advisor will attempt to identify those issuers of high yielding debt securities whose financial condition is adequate to meet future obligations, has improved or is expected to improve in the future. The Portfolio Advisor's analysis focuses on relative values based on such factors as interest or dividend coverage, asset coverage, earnings prospects and the experience and managerial strength of the issuer.

         A Portfolio may choose, at its expense or in conjunction with others, to pursue litigation or otherwise exercise its rights as a security holder to seek to protect the interest of security holders if it determines this to be in the best interest of the Portfolio.


         Illiquid Securities. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as "private placements" or "restricted securities" and are purchased directly from the issuer or in the secondary market. Investment companies do not typically hold a significant amount of these restricted securities or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and an investment company might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. An investment company might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.


         In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.


         The Securities and Exchange Commission (the "SEC") has adopted Rule 144A, which allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act on resales of certain securities to qualified institutional buyers. The Advisor and each Portfolio Advisor anticipates that the market for certain restricted securities such as institutional commercial paper will expand further as a result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc.


         Each Portfolio Advisor will monitor the liquidity of Rule 144A securities in the respective Portfolio's portfolio under the supervision of the Portfolio Trust's Board of Trustees. In reaching liquidity decisions, each Portfolio Advisor will consider, among other things, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers and other potential purchasers wishing to purchase or sell the security; (3) dealer undertakings to make a market in the security and (4) the nature of the security and of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).


         Special Considerations Concerning Eastern Europe. Investments in companies domiciled in Eastern European countries may be subject to potentially greater risks than those of other foreign issuers. These risks include: (i) potentially less social, political and economic stability; (ii) the small current size of the markets for such securities and the low volume of trading, which result in less liquidity and in greater price volatility; (iii) certain national policies which may restrict the Portfolios' investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (iv) foreign taxation; (v) the absence of developed legal structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) the absence, until recently in certain Eastern European countries, of a capital market structure or market-oriented economy; and (vii) the possibility that recent favorable economic developments in Eastern Europe may be slowed or reversed by unanticipated political or social events in such countries, or in the Commonwealth of Independent States.



         So long as the Communist Party continues to exercise a significant or, in some cases, dominant role in Eastern European countries, investments in such countries will involve risks of nationalization, expropriation and confiscatory taxation. The Communist governments of a number of Eastern European countries expropriated large amounts of private property in the past, in many cases without adequate compensation, and there may be no assurance that such expropriation will not occur in the future. In the event of such expropriation, a Portfolio could lose a substantial portion of any investments it has made in the affected countries. Further, no accounting standards exist in Eastern European countries. Finally, even though certain Eastern European currencies may be convertible into U.S. dollars, the conversion rates may be artificial in relation to the actual market values and may be adverse to the interests of a Portfolio's shareholders.


         Lending of Portfolio Securities. By lending its securities, a Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid by the borrower when U.S. Government obligations are used as collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. Each Portfolio will adhere to the following conditions whenever its securities are loaned: (i) the Portfolio must receive at least 100 percent cash collateral or equivalent securities from the borrower;
(ii) the borrower must increase this collateral whenever the market value of the securities including accrued interest rises above the level of the collateral;
(iii) the Portfolio must be able to terminate the loan at any time; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (v) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (vi) voting rights on the loaned securities may pass to the borrower; provided, however, that if a material event adversely affecting the investment occurs, the Board of Trustees must terminate the loan and regain the right to vote the securities.


         Options on Securities. The respective Portfolios may write (sell), to a limited extent, only covered call and put options ("covered options") in an attempt to increase income. However, the Portfolio may forego the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by the Portfolio.


         When a Portfolio writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the "exercise price") by exercising the option at any time during the option period. If the option expires unexercised, the Portfolio will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which the Portfolio has no control, the Portfolio must sell the underlying security to the option holder at the exercise price. By writing a covered call option, the Portfolio forgoes, in exchange for the premium less the commission ("net premium"), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price.

         When a Portfolio writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the Portfolio at the specified exercise price at any time during the option period. If the option expires unexercised, the Portfolio will realize income in the amount of the premium received for writing the option. If the put option is exercised, a decision over which the Portfolio has no control, the Portfolio must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, the Portfolio, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price.


         A Portfolio may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a "closing purchase transaction." Where the Portfolio cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.

         When a Portfolio writes an option, an amount equal to the net premium received by the Portfolio is included in the liability section of the Portfolio's Statement of Assets and Liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, the Portfolio will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received. The writing of covered call options may be deemed to involve the pledge of the securities against which the option is being written.


         When a Portfolio writes a call option, it will "cover" its obligation by segregating the underlying security on the books of the Portfolio's custodian or by placing liquid securities in a segregated account at the Portfolio's custodian. When a Portfolio writes a put option, it will "cover" its obligation by placing liquid securities in a segregated account at the Portfolio's custodian.


         A Portfolio may purchase call and put options on any securities in which it may invest. The Portfolio would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the Portfolio, in exchange for the premium paid, to purchase a security at a specified price during the option period. The Portfolio would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

         A Portfolio would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or securities of the type in which it is permitted to invest. The purchase of a put option would entitle the Portfolio, in exchange for the premium paid, to sell a security, which may or may not be held in the Portfolio's portfolio, at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the Portfolio's portfolio securities. Put options also may be purchased by the Portfolio for the purpose of affirmatively benefiting from a decline in the price of securities which the Portfolio does not own. The Portfolio would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

         Each Portfolio has adopted certain other nonfundamental policies concerning option transactions which are discussed below. The Portfolio's activities in options may also be restricted by the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

         The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

         A Portfolio may engage in over-the-counter options transactions with broker-dealers who make markets in these options. At present, approximately ten broker-dealers, including several of the largest primary dealers in U.S. Government securities, make these markets. The ability to terminate over-the-counter option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, the Portfolio will purchase such options only from broker-dealers who are primary government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The Portfolio Advisor will monitor the creditworthiness of dealers with whom a Portfolio enters into such options transactions under the general supervision of the Board of Trustees.

         Options on Securities Indexes. Such options give the holder the right to receive a cash settlement during the term of the option based upon the difference between the exercise price and the value of the index. Such options will be used for the purposes described above under "Options on Securities" or, to the extent allowed by law, as a substitute for investment in individual securities.

         Options on securities indexes entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indexes is more likely to occur, although the Portfolio generally will only purchase or write such an option if the Portfolio Advisor believes the option can be closed out.

         Use of options on securities indexes also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. The Portfolio will not purchase such options unless the Advisor and the respective Portfolio Advisor each believes the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.

         Price movements in a Portfolio's portfolio may not correlate precisely with movements in the level of an index and, therefore, the use of options on indexes cannot serve as a complete hedge. Because options on securities indexes require settlement in cash, the Portfolio Advisor may be forced to liquidate portfolio securities to meet settlement obligations.


         When a Portfolio writes a put or call option on a securities index, it will cover the position by placing liquid securities in a segregated asset account with the Portfolio's custodian.


         Options on Foreign Currencies. Options on foreign currencies are used for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, are utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Portfolio may purchase put options on the foreign currency. If the value of the currency does decline, a Portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

         Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Portfolio may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Portfolio deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

         Options on foreign currencies may be written for the same types of hedging purposes. For example, where a Portfolio anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

         Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.


         Certain Portfolios intend to write covered call options on foreign currencies. A call option written on a foreign currency by a Portfolio is "covered" if the Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash and liquid securities in a segregated account with its custodian.

         Certain Portfolios also intend to write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the U.S. dollar value of a security which the Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the Portfolio collateralizes the option by maintaining in a segregated account with its custodian, cash or liquid securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked to market daily.


Futures Contracts and Options on Futures Contracts

         General. The successful use of such instruments draws upon the Portfolio Advisor's skill and experience with respect to such instruments and usually depends on the Portfolio Advisor's ability to forecast interest rate and currency exchange rate movements correctly. Should interest or exchange rates move in an unexpected manner, a Portfolio may not achieve the anticipated benefits of futures contracts or options on futures contracts or may realize losses and thus will be in a worse position than if such strategies had not been used. In addition, the correlation between movements in the price of futures contracts or options on futures contracts and movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

         Futures Contracts. A Portfolio may enter into contracts for the purchase or sale for future delivery of fixed-income securities or foreign currencies, or contracts based on financial indexes including any index of U.S. Government securities, foreign government securities or corporate debt securities. U.S. futures contracts have been designed by exchanges which have been designated "contracts markets" by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. A Portfolio may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, Government National Mortgage Association ("GNMA") modified pass-through mortgage-backed securities and three-month U.S. Treasury Bills. A Portfolio may also enter into futures contracts which are based on bonds issued by entities other than the U.S. Government.


         At the same time a futures contract is purchased or sold, the Portfolio must allocate cash or securities as a deposit payment ("initial deposit"). It is expected that the initial deposit would be approximately 1 1/2% to 5% of a contract's face value. Daily thereafter, the futures contract is valued and the payment of "variation margin" may be required, since each day the Portfolio would provide or receive cash that reflects any decline or increase in the contract's value.

         At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.

         Although futures contracts by their terms call for the actual delivery or acquisition of securities, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying (or selling, as the case may be) on a commodities exchange an identical futures contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, the Portfolio will incur brokerage fees when it purchases or sells futures contracts.

         The purpose of the acquisition or sale of a futures contract, in the case of a Portfolio which holds or intends to acquire fixed-income securities, is to attempt to protect the Portfolio from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Portfolio. If interest rates did increase, the value of the debt security in the Portfolio would decline, but the value of the futures contracts to the Portfolio would increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows the Portfolio to maintain a defensive position without having to sell its portfolio securities.

         Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a Portfolio could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could then buy debt securities on the cash market.


         When a Portfolio enters into a futures contract for any purpose, the Portfolio will establish a segregated account with the Portfolio's custodian to collateralize or "cover" the Portfolio's obligation consisting of cash or liquid securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts.


         The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Portfolio Advisor may still not result in a successful transaction.

         In addition, futures contracts entail risks. Although each applicable Portfolio Advisor believes that use of such contracts will benefit the respective Portfolio, if the Portfolio Advisor's investment judgment about the general direction of interest rates is incorrect, a Portfolio's overall performance would be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates which would adversely affect the price of debt securities held in its portfolio and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its debt securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Portfolio has insufficient cash, it may have to sell debt securities from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

         Options on Futures Contracts. Each Portfolio may purchase and write options on futures contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the futures contract or underlying debt securities. As with the purchase of futures contracts, when a Portfolio is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

         The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Portfolio's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option the Portfolio has written is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

         The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may purchase a put option on a futures contract to hedge its portfolio against the risk of rising interest rates.

         The amount of risk a Portfolio assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

         The Portfolio will not enter into any futures contracts or options on futures contracts if immediately thereafter the amount of margin deposits on all the futures contracts of the Portfolio and premiums paid on outstanding options on futures contracts owned by the Portfolio would exceed 5% of the market value of the total assets of the Portfolio.

         Additional Risks of Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by a Portfolio in futures contracts, options on foreign currencies and forward contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer and a trader of forward contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

         Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

         The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

         As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A Portfolio's ability to terminate over-the-counter options will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in over-the-counter options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, each Portfolio will treat purchased over-the-counter options and assets used to cover written over-the-counter options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

         In addition, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by: (i) other complex foreign political and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.

         Forward Currency Contracts. Because, when investing in foreign securities, a Portfolio buys and sells securities denominated in currencies other than the U.S. dollar and receives interest, dividends and sale proceeds in currencies other than the U.S. dollar, such Portfolios from time to time may enter into forward currency transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. A Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses forward currency contracts to purchase or sell foreign currencies.


         A forward currency contract is an obligation by a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward currency contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward currency contract generally has no deposit requirement and is traded at a net price without commission. Each Portfolio maintains with its custodian a segregated account of liquid securities in an amount at least equal to its obligations under each forward currency contract. Neither spot transactions nor forward currency contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.


         A Portfolio may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position. Since consideration of the prospect for currency parities will be incorporated into a Portfolio Advisor's long-term investment decisions, a Portfolio will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, the Portfolio Advisors believe that it is important to have the flexibility to enter into foreign currency hedging transactions when it determines that the transactions would be in a Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward currency contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward currency contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.


         While these contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward currency contracts. In such event the Portfolio's ability to utilize forward currency contracts in the manner set forth in Part A may be restricted. Forward currency contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Portfolio than if it had not entered into such contracts. The use of forward currency contracts may not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject a Portfolio to certain risks.

         The matching of the increase in value of a forward currency contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Portfolio may not always be able to enter into forward currency contracts at attractive prices and this will limit the Portfolio's ability to use such contract to hedge or cross-hedge its assets. Also, with regard to a Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's assets that are the subject of such cross-hedges are denominated.


Rating Services


         The ratings of nationally recognized statistical rating organizations represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, each Portfolio Advisor also makes its own evaluation of these securities, subject to review by the Board of Trustees of the Portfolio

Trust. After purchase by a Portfolio, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event would require a Portfolio to eliminate the obligation from its portfolio, but a Portfolio Advisor will consider such an event in its determination of whether a Portfolio should continue to hold the obligation. A description of the ratings used herein and in Part A is set forth in Appendix A to this Part B.


Investment Restrictions


         The following investment restrictions are "fundamental policies" of each Portfolio and may not be changed without the approval of a "majority of the outstanding voting securities" of the Portfolio. "Majority of the outstanding voting securities" under the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Part B and Part A, means the lesser of (i) 67% or more of the outstanding voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Portfolio.


         As a matter of fundamental policy, no Portfolio may:


         (1) borrow money or mortgage or hypothecate assets of the Portfolio, except that, in an amount not to exceed 1/3 of the current value of the Portfolio's net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage-backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute; for additional related restrictions, see clause (i) under the caption "Additional Restrictions" below;


         (2) underwrite securities issued by other persons except insofar as the Portfolios may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

         (3) make loans to other persons except: (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value); (b) through the use of repurchase agreements or the purchase of short-term obligations; or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;


         (4) (a) (all Portfolios except the Growth & Income Portfolio and the Growth and Income Portfolio II) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the

Portfolio may hold and sell, for the Portfolio's portfolio, real estate acquired as a result of the Portfolio's ownership of securities);


         (4)(b)(Growth & Income Portfolio and Growth and Income Portfolio II only)

            (i) purchase or sell real estate (except that (a) the Portfolio may invest in (i) securities of entities that invest or deal in real estate, mortgages, or interests therein and (ii) securities secured by real estate or interests therein and (b) the Portfolio may hold and sell real estate acquired as a result of the Portfolio's ownership of securities;

            (ii) purchase or sell interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and options contracts) in the ordinary course or business.

         (5) concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of a Portfolio's investment objective(s), up to 25% of its total assets may be invested in any one industry;

         (6) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction; and

         (7) with respect to 75% of its total assets taken at market value, invest in assets other than cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities for purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of the Portfolio and to not more than 10% of the outstanding voting securities of such issuer.


         Additional Restrictions. Each Portfolio will not as a matter of "operating policy" (changeable by the Board of Trustees without a shareholder vote):


           (i) borrow money (including through reverse repurchase agreements or forward roll transactions involving mortgage-backed securities or similar investment techniques entered into for leveraging purposes), except that the Portfolio may borrow for temporary or emergency purposes up to 10% of its total assets; provided, however, that no Portfolio may purchase any security while outstanding borrowings exceed 5%;

          (ii) pledge, mortgage or hypothecate for any purpose in excess of 10% of the Portfolio's total assets (taken at market value), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, and reverse repurchase agreements are not considered a pledge of assets for purposes of this restriction;

         (iii) purchase any security or evidence of interest therein on margin, except that such short-term credit as may be necessary for the clearance of purchases and sales of securities may be obtained and except that deposits of initial deposit and variation margin may be made in connection with the purchase, ownership, holding or sale of futures;

          (iv) sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities, without payment of further consideration, equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions;


           (v)    invest for the purpose of exercising control or management;

          (vi) purchase securities issued by any investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that securities of any investment company will not be purchased for the Portfolio if such purchase at the time thereof would cause: (a) more than 10% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers; (b) more than 5% of the Portfolio's total assets (taken at the greater of cost or market value) to be invested in any one investment company; or (c) more than 3% of the outstanding voting securities of any such issuer to be held for the Portfolio; provided further that, except in the case of a merger or consolidation, the Portfolio shall not purchase any securities of any open-end investment company unless the Portfolio (1) waives the investment advisory fee, with respect to assets invested in other open-end investment companies and (2) incurs no sales charge in connection with the investment;

         (vii) invest more than 15% of the Portfolio's net assets (taken at the greater of cost or market value) in securities that are illiquid or not readily marketable (defined as a security that cannot be sold in the ordinary course of business within seven days at approximately the value at which the Portfolio has valued the security) not including (a) Rule 144A securities that have been determined to be liquid by the Board of Trustees; and (b) commercial paper that is sold under section 4(2) of the 1933 Act which is not traded flat or in default as to interest or principal and either (i) is rated in one of the two highest categories by at least two nationally recognized statistical rating organizations and the Portfolio Trust's Board of Trustees have determined the commercial paper to be liquid; or (ii) is rated in one of the two highest categories by one nationally recognized statistical rating agency and the Portfolio Trust's Board of Trustees have determined that the commercial paper is equivalent quality and is liquid;

        (viii) invest more than 10% of the Portfolio's total assets in securities that are restricted from being sold to the public without registration under the 1933 Act (other than Rule 144A Securities deemed liquid by the Portfolio Trust's Board of Trustees;

          (ix) purchase securities of any issuer if such purchase at the time thereof would cause the Portfolio to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, except that futures or option contracts shall not be subject to this restriction;


          (x) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue and equal in amount to, the securities sold short, and unless not more than 10% of the Portfolio's net assets (taken at market value) is represented by such securities, or securities convertible into or exchangeable for such securities, at any one time (the Portfolios have no current intention to engage in short selling);

          (xi) purchase puts, calls, straddles, spreads and any combination thereof if by reason thereof the value of the Portfolio's aggregate investment in such classes of securities will exceed 5% of its total assets;

          (xii) write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the OCC, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio's net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio's obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or liquid securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

      (xiii) buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's total assets.



Item 14.  Management of the Portfolio Trust.

         The Trustees and officers of the Portfolio Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio Trust. Unless otherwise indicated below, the address of each Trustee and officer is 311 Pike Street, Cincinnati, Ohio 45202.

                         Trustees of the Portfolio Trust


         *EDWARD G. HARNESS, JR. (age 49) -- Chairman of the Board of Trustees, President and Chief Executive Officer; Director, President and Chief Executive Officer, Touchstone Advisors (since February, 1994); Director, Chief Executive Officer, Touchstone Securities, Inc. ("Touchstone Securities") (since October,
1991); President, Touchstone Securities (since March, 1996); President, IFS Financial Services, Inc. (since January, 1991); President, IFS Systems, Inc. (since August, 1991).

         *WILLIAM J. WILLIAMS (age 82) -- Trustee; Chairman of the Board of Directors, The Western and Southern Life Insurance Company (since 1984); Chief Executive Officer, The Western and Southern Life Insurance Company (from March, 1984 to March, 1994). His address is 400 Broadway, Cincinnati, OH 45202.

         JOSEPH S. STERN, JR., (age 80) -- Trustee; Retired Professor Emeritus, College of Business, University of Cincinnati. His Address is 3 Grandin Place, Cincinnati, OH 45208.


         PHILLIP R. COX (age 50) -- Trustee; President and Chief Executive Officer, Cox Financial Corp. (since 1972); Director, Federal Reserve Bank of Cleveland; Director, Cincinnati Bell, Inc.; Director, PNC Bank; Director, Cinergy Corporation. His address is 105 East Fourth Street, Cincinnati, OH 45202.

         ROBERT E. STAUTBERG (age 63) -- Trustee; Retired Partner and Director, KPMG Peat Marwick; Chairman of the Board of Trustees, Good Samaritan Hospital. His address is 4815 Drake Road, Cincinnati, OH 45243.

         DAVID POLLAK (age 80) -- Trustee; President, The Ultimate Distributing Company (1986 to 1993); Director Emeritus, Fifth Third Bank. His address is 1313 Kemper Road, Suite 111, Cincinnati, OH 45246.

                         Officers of the Portfolio Trust


         JAMES J. VANCE (age 36) -- Treasurer; Treasurer Western-Southern Life Insurance Company (since January, 1994); Corporate Financing Manager, Eastman Kodak Company (June, 1988 to December, 1993). His address is 400 Broadway, Cincinnati, OH 45202.


         EDWARD S. HEENAN (age 54) -- Treasurer; Vice President and Controller, Touchstone (since December, 1993); Director, Controller, Touchstone Securities (since October, 1991); Vice President and Comptroller, The Western and Southern Life Insurance Company (since 1987). His address is 400 Broadway, Cincinnati, OH 45202.

         ANDREW S. JOSEF (age 34) -- Secretary; Director, Legal Administration, Investors Bank & Trust Company ("Investors Bank") (since May, 1997); Senior Associate, Sullivan & Worcester LLP (November, 1995 to May, 1997); Associate, Goodwin, Proctor & Hoar (January, 1993 to November, 1995); Associate, Simpson Thacher & Bartlett (prior to 1993). His address is 200 Clarendon Street, Boston, MA 02116.

         SUSAN C. MOSHER (age 43) -- Assistant Secretary; Director, Legal Administration, Investors Bank (since August, 1995); Associate Counsel, 440 Financial Group of Worcester, Inc. (January, 1993 to August, 1995); Partner, Gallagher, Callahan & Gartrell, P.A.(prior to September, 1992). Her address is 200 Clarendon Street, Boston, MA 02116.


         KEVIN M. CONNERTY (age 34) -- Assistant Treasurer; Director, Fund Administration - Reporting and Compliance, Investors Bank (since October, 1992); Assistant Manager of Financial Reporting, The Boston Company (prior to October,
1992). His address is 200 Clarendon Street, Boston, MA 02116.


         PAUL J. JASINSKI (age 51) -- Assistant  Treasurer;  Managing  Director
- Fund Administration, Investors Bank (since July, 1985). His address is 200 Clarendon Street, Boston, MA 02116.

         Ms. Mosher and Messrs. Josef, Connerty and Jasinski also hold similar positions for other investment companies for which Investors Bank serves as administrator.

         No director, officer or employee of the Advisor, the Portfolio Advisors, the Administrator or any of their affiliates will receive any compensation from the Portfolio Trust for serving as an officer or Trustee of the Portfolio Trust. The Portfolio Trust, Select Advisors Trust A, Select Advisors Trust C and Select Advisors Variable Insurance Trust (the "Fund Complex") pay in the aggregate, each Trustee who is not a director, officer or employee of the Advisor, the Portfolio Advisors, the Administrator or any of their affiliates an annual fee of $5,000, respectively, plus $1,000, respectively, per meeting attended and reimburses them for travel and out-of-pocket expenses. The following table reflects trustee fees paid for the year ended December 31, 1997.

                           Trustee Compensation Table


                                    Aggregate               Total Compensation
                                    Compensation            from Portfolio Trust
Name of Person,                     from Portfolio          and Fund Complex
Position                            Trust                   Paid to Trustees
Joseph S. Stern, Jr.,
Trustee of Portfolio
Trust                               $1,976.63               $ 6,750.00

Phillip R. Cox,
Trustee of Portfolio
Trust                               $3,079.44               $10,000.00

Robert E. Stautberg,
Trustee of Portfolio
Trust                               $3,079.44               $10,000.00

David Pollak,
Trustee of Portfolio
Trust                               $3,079.44               $10,000.00

         As of March 31, 1998, the Trustees and officers of the Portfolio Trust owned in the aggregate less than 1% of the shares of any Portfolio or the Portfolio Trust (all series taken together).


         The Portfolio Trust's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio Trust, unless, as to liability to the Portfolio Trust or the investors in the Portfolio Trust, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 15.  Control Persons and Principal Holders of Securities.


         As of March 31, 1998, the following series (each a "Fund," and collectively, the "Funds") of Select Advisors Trust A and Select Advisors Trust C (the "Trusts"), 311 Pike Street, Cincinnati, Ohio 45202, owned the following percentage of the corresponding Portfolio's outstanding interests: Touchstone Emerging Growth Fund A and Touchstone Emerging Growth Fund C owned 65% and 35%, respectively, of the value of the outstanding interests in the Emerging Growth Portfolio; Touchstone Growth & Income Fund A and Touchstone Growth & Income Fund C owned 21% and 7%, respectively, of the value of the outstanding interests in the Growth & Income Portfolio; Touchstone International Equity Fund A and Touchstone International Equity Fund C owned 55% and 45%, respectively, of the value of the outstanding interests in the International Equity Portfolio; Touchstone Balanced Fund A and Touchstone Balanced Fund C owned 57% and 43%, respectively, of the value of the outstanding interests in the Balanced Portfolio; Touchstone Income Opportunity Fund A and Touchstone Income Opportunity Fund C owned 65% and 35%, respectively, of the value of the outstanding interests in the Income Opportunity Portfolio; and Touchstone Bond Fund A and Bond Fund C owned 11% and 4%, respectively, of the value of the outstanding interests in the Bond Portfolio. As of March 31, 1998, The Western and Southern Life Insurance Company Separate Account A ("Separate Account A"), 400 Broadway, Cincinnati, Ohio 45202, owned 71%, 85%, 35% and 50% of the value of the outstanding interests in the Growth & Income Portfolio, the Bond Portfolio, the Growth & Income Portfolio II and the Bond Portfolio II, respectively. As of March 31, 1998, The Western-Southern Life Assurance Company Separate Account 1 ("Separate Account 1"), 400 Broadway, Cincinnati, Ohio 45202, owned 65% and 49% of the value of the outstanding interests in the Growth & Income Portfolio II and the Bond Portfolio II, respectively. The Western-Southern Life Assurance Company Separate Account 2
("Separate Account 2"), 400 Broadway, Cincinnati, Ohio 45202, owned    % and
% of the value of the outstanding interests in the Growth and Income Portfolio II and the Bond Portfolio II, respectively. Each Fund, Separate Account A, Separate Account 1, or Separate Account 2, if it owns over 50% of the value of any of the above named Portfolios, may take actions requiring a majority vote without the approval of any other investor in such Portfolios.


         Each Fund has informed the Trusts that except as permitted by the SEC, whenever it is requested to vote on matters pertaining to the fundamental policies of each Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolios will follow the same or a similar practice.

Item 16.  Investment Advisory and Other Services.

Advisor


         Touchstone Advisors provides service to each Portfolio pursuant to Investment Advisory Agreements with the Portfolio Trust (the "Advisory Agreements"). The services provided by the Advisor consist of directing and supervising each Portfolio Advisor, reviewing and evaluating the performance of each Portfolio Advisor and determining whether or not any Portfolio Advisor should be replaced. The Advisor furnishes at its own expense all facilities and personnel necessary in connection with providing these services. Each respective Advisory Agreement will continue in effect if such continuance is specifically approved at least annually by the Board of Trustees and by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

         Each Advisory Agreement is terminable, with respect to a Portfolio, without penalty on not more than 60 days' nor less than 30 days written notice by (1) the Portfolio Trust when authorized either by (a) a majority vote of the investors in each Portfolio (with the vote of each being in proportion to the amount of their investment) or (b) a vote of a majority of the Board of Trustees
(2) the Advisor. Each Advisory Agreement and will automatically terminate in the event of its assignment. Each

Advisory Agreement provides that neither the Advisor nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolios, except for wilful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement.

         Part A contains a description of fees payable to the Advisor for services under the Advisory Agreements.

         For the periods indicated, each Portfolio incurred the following investment advisory fees equal on an annual basis to the following percentages of the average daily net assets of each Portfolio:


                Emerging     International   Growth &                     Income                      Growth &
                Growth       Equity          Income         Balanced      Opportunity    Bond         Income          Bond
                Portfolio    Portfolio       Portfolio      Portfolio     Portfolio      Portfolio    Portfolio II    Portfolio II

Rate               0.80%        0.95%          0.80%**        0.80%*       0.65%           0.55%        0.80%**          0.55%

For the
Year Ended
12/31/97        $48,463      $73,217        $181,803        $38,823      $66,313         $82,976       $248,984      $103,585

For the
Year Ended
12/31/96        $35,755      $55,448        $138,167        $24,065      $28,495         $70,808       $127,974      $ 72,116


For the
Year Ended
12/31/95        $26,169      $43,963        $ 94,187        $16,553      $13,479         $62,478        $88,934      $ 61,568

------------
*  Prior to May, 1997 the rate was 0.70%.
** Prior to September, 1997 the rate was 0.75%.


         For the periods indicated, the Advisor has voluntarily agreed to reimburse each Portfolio the following amounts:


                Emerging     International     Growth &                    Income                       Growth &
                Growth       Equity            Income        Balanced      Opportunity    Bond          Income          Bond
                Portfolio    Portfolio         Portfolio     Portfolio     Portfolio      Portfolio     Portfolio II    Portfolio II

For the
Year Ended
12/31/97        $84,098      $200,506          $39,190        $82,721       $62,571        $96,974       $190,812       $139,681

For the
Year Ended
12/31/96        $59,720      $ 84,640          $62,911        $64,645       $62,865        $60,817       $118,296       $106,315


For the
Year Ended
12/31/95        $65,261      $102,137          $37,425        $67,859       $69,419        $42,920       $ 85,300       $ 69,754

                               Portfolio Advisors

         The Advisor has, in turn, entered into a portfolio advisory agreement (each a "Portfolio Agreement") with each Portfolio Advisor selected by the Advisor for a Portfolio. Under the direction of the Advisor and, ultimately, of the Board of Trustees of the Portfolio Trust, each Portfolio Advisor is responsible for making all of the day-to-day investment decisions for the respective Portfolio (or portion of a Portfolio).

         Each Portfolio Advisor furnishes at its own expense all facilities and personnel necessary in connection with providing these services. Each Portfolio Agreement contains provisions similar to those described above with respect to the Advisory Agreements.


Administrator, Custodian, Fund Accounting Agent, Transfer Agent and Dividend Paying Agent

         Pursuant to Administration and Fund Accounting Agreements, Investors Bank supervises the overall administration of the Portfolio Trust, including but not limited to, accounting, clerical and bookkeeping services; daily calculation of net asset values; preparation and filing of all documents required for compliance by the Portfolio Trust with applicable laws and regulations. Investors Bank also provides persons to serve as officers of the Portfolio Trust. As custodian, Investors Bank holds cash, securities and other assets of the Portfolio Trust.

         Part A contains a description of fees payable to Investors Bank for its services as administrator, fund accounting agent and custodian.

         Prior  to  December  1,  1996,   Signature  Financial  Services,   Inc.
("Signature") served as administrator and fund accounting agent to the Portfolio Trust.



The Portfolios incurred the following administration and fund accounting fees for the periods indicated:



                 Emerging    International     Growth &                     Income                      Growth &
                  Growth        Equity          Income       Balanced     Opportunity      Bond          Income           Bond
                 Portfolio     Portfolio       Portfolio     Portfolio     Portfolio     Portfolio    Portfolio II     Portfolio II

For the Year
Ended
12/31/97        $100,241*      $222,430*      $111,938*      $97,151*     $95,319*      $104,717*      $79,501          $79,501

For the Year
Ended
12/31/96**       $61,789        $64,008        $61,966       $64,985      $61,674        $61,716       $61,786          $61,396

For the Year
Ended
12/31/95         $47,425        $56,773        $46,643       $47,446       $45,723       $47,775       $46,743          $47,124



-----------------
 *  For the Year-Ended December 31, 1997, fee includes custody fees.

** Includes administration and fund accounting fees paid to Signature and Investors Bank.



         Each of the Administration, Fund Accounting and Custodian Agreements (collectively, the "Agreements") provide that neither Investors Bank nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission, except for willful misfeasance, bad faith or negligence (gross negligence in respect of the Custodian Agreement) in the performance of its or their duties or by reason of disregard (reckless disregard in respect of the Custodian Agreement) of its or their obligations and duties under the Agreements.

         Each Agreement may not be assigned without the consent of the non-assigning party, and may be terminated after its Initial Term, with respect to a Portfolio, without penalty by majority vote of the shareholders of the Portfolio or by either party on not more than 60 days' written notice.

         Investors Bank also serves as the Portfolio Trust's transfer agent and dividend paying agent.

Counsel and Independent Accountants

         Frost & Jacobs LLP, 2500 PNC Center, 201 East 5th Street, Cincinnati, Ohio 45201, serves as counsel to the Portfolio Trust and each Portfolio. Coopers & Lybrand L.L.P. acts as independent accountants of the Portfolio Trust and each Portfolio, providing audit services, tax return preparation, and assistance and consultation in connection with the review of filings with the SEC. The principal business address of Coopers & Lybrand L.L.P. is One Post Office Square, Boston, Massachusetts 02109.


Item 17. Brokerage Allocation and Other Practices.

         The Portfolio Advisors are responsible for decisions to buy and sell securities, futures contracts and options on such securities and futures for each Portfolio, the selection of brokers, dealers and futures commission merchants to effect transactions and the negotiation of brokerage commissions, if any. Broker-dealers may receive brokerage commissions on portfolio transactions, including options, futures and options on futures transactions and the purchase and sale of underlying securities upon the exercise of options. Orders may be directed to any broker-dealer or futures commission merchant, including to the extent and in the manner permitted by applicable law, the Advisor, the Portfolio Advisors or their subsidiaries or affiliates. Purchases and sales of certain portfolio securities on behalf of a Portfolio are frequently placed by the Portfolio Advisor with the issuer or a primary or secondary market-maker for these securities on a net basis, without any brokerage commission being paid by the Portfolio. Trading does, however, involve transaction costs. Transactions with dealers serving as market-makers reflect the spread between the bid and asked prices. Purchases of underwritten issues may be made which will include an underwriting fee paid to the underwriter.

         The Portfolio Advisors seek to evaluate the overall reasonableness of the brokerage commissions paid through familiarity with commissions charged on comparable transactions, as well as by comparing commissions paid by the Portfolio to reported commissions paid by others. In placing orders for the purchase and sale of securities for a Portfolio, the Portfolio Advisors take into account such factors as price, commission (if any, negotiable in the case of national securities exchange transactions), size of order, difficulty of execution and skill required of the executing broker-dealer. The Portfolio Advisors review on a routine basis commission rates, execution and settlement services performed, making internal and external comparisons.

         The Portfolio Advisors are authorized, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, when placing portfolio transactions for a Portfolio with a broker to pay a brokerage commission (to the extent applicable) in excess of that which another broker might have charged for effecting the same transaction on account of the receipt of research, market or statistical information. The term "research, market or statistical information" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. A Portfolio Advisor may use this research information in managing a Portfolio's assets, as well as the assets of other clients.

         Consistent with the policy stated above, the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and such other policies as the Board of Trustees may determine, the Portfolio Advisors may consider sales of shares of the Portfolio Trust as a factor in the selection of broker-dealers to execute portfolio transactions. The Portfolio Advisor will make such allocations if commissions are comparable to those charged by nonaffiliated, qualified broker-dealers for similar services.

         Except for implementing the policies stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. In effecting transactions in over-the-counter securities, orders are placed with the principal market-makers for the security being traded unless, after exercising care, it appears that more favorable results are available otherwise.

         Although certain research, market and statistical information from brokers and dealers can be useful to a Portfolio and to the corresponding Portfolio Advisor, it is the opinion of the management of the Portfolios that such information is only supplementary to the Portfolio Advisor's own research effort, since the information must still be analyzed, weighed and reviewed by the Portfolio Advisor's staff. Such information may be useful to the Portfolio Advisor in providing services to clients other than the Portfolios, and not all such information is used by the Portfolio Advisor in connection with the Portfolios. Conversely, such information provided to the Portfolio Advisor by brokers and dealers through whom other clients of the Portfolio Advisor effect securities transactions may be useful to the Portfolio Advisor in providing services to the Portfolios.


         In certain instances there may be securities which are suitable for a Portfolio as well as for one or more of the respective Portfolio Advisor's other clients. Investment decisions for a Portfolio and for the Portfolio Advisor's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment advisor, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. However, it is believed that the ability of a Portfolio to participate in volume transactions will produce better executions for the Portfolio.

         The Portfolios paid the following brokerage commissions for the periods indicated:


                    Emerging     International      Growth &                     Income                    Growth &          Bond
   Aggregate         Growth         Equity           Income       Balanced     Opportunity      Bond        Income         Portfolio
  Commission       Portfolio       Portfolio       Portfolio      Portfolio     Portfolio     Portfolio   Portfolio II        II

For the
Year Ended
12/31/97             $13,110        $57,618         $94,360       $12,476          $0             $0       $125,091           $0

For the
Year Ended
12/31/96             $11,550        $27,326         $45,100        $4,379          $0             $0        $40,690           $0

For the
Year Ended
12/31/95             $9,127         $21,883         $34,430        $4,519          $0             $0        $30,788           $0





Item 18.  Capital Stock and Other Securities.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Portfolio Trust has any preference over any other series. Investors in the

Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of the Portfolios, investors are entitled to share pro rata in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred.

         Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Portfolio Trust will all vote together in certain circumstances (e.g., election of the Portfolio Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Portfolio Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Portfolio Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Portfolio Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Portfolio Trust by written notice to its investors.

         The Portfolio Trust is organized as a trust under the laws of the State of New York. Investors in the Portfolios or any other series of the Portfolio Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations with respect to any series thereof.

         The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Portfolio Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Portfolio Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         The Portfolio Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Portfolio Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

Item 19.  Purchase, Redemption and Pricing of Securities Being Offered.

         Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.


         Each Portfolio determines its net asset value as of 4:00 p.m., New York time, on each day on which the NYSE is open for trading ("Fund Business Day"), by dividing the value of each Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) by the value of the investment of the investors in each Portfolio at the time the determination is made. (As of the date of this Registration Statement, the NYSE is open every weekday except for: (a) the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.


         Equity and debt securities (other than short-term debt obligations maturing in 60 days or less), including listed securities and securities for which price quotations are available, will normally be valued on the basis of market valuations furnished by a pricing service. Short-term debt obligations and money market securities maturing in 60 days or less are valued at amortized cost, which approximates market. Other assets are valued at fair value using methods determined in good faith by the Board of Trustees.

Item 20.  Tax Status.


         The Portfolio Trust is organized as a trust under New York law. Under the anticipated method of operation of the Portfolio Trust, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio Trust) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


         The Portfolio Trust's taxable year-end is December 31. Although, as described above, each Portfolio will not be subject to federal income tax, the Portfolio Trust will file appropriate income tax returns with respect to each Portfolio.

         It is intended that the assets, income and distributions of the Portfolios will be managed in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in that Portfolio.

         There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to the Portfolios. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolios.

         Foreign Securities. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Portfolio's assets to be invested in various countries will vary.

         If each Portfolio is liable for foreign taxes, and if more than 50% of the value of each Portfolio's total assets at the close of its taxable year consists of stocks or securities of foreign corporations, it may make an election pursuant to which certain foreign taxes paid by it would be treated as having been paid directly by its investors. Pursuant to such election, the amount of foreign taxes paid will be included in the income of each Portfolio's investors, and such investors (except tax-exempt investors) may, subject to certain limitations, claim either a credit or deduction for the taxes. Each such investor will be notified after the close of each Portfolio's taxable year whether the foreign taxes paid will "pass through" for that year and, if so, such notification will designate (a) the investor's portion of the foreign taxes paid to each such country and (b) the portion which represents income derived from sources within each such country.

         The amount of foreign taxes for which an investor may claim a credit in any year will generally be subject to a separate limitation for "passive income," which includes, among other items of income, dividends, interest and certain foreign currency gains. Because capital gains realized by each Portfolio on the sale of foreign securities will be treated as U.S.-source income, the available credit of foreign taxes paid with respect to such gains may be restricted by this limitation.

Item 21. Underwriters.

         The placement agent for the Portfolio Trust is Touchstone Securities, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

Item 22.  Calculation of Performance Data.

         Not applicable.

Item 23.  Financial Statements.


         The following financial statements for the Portfolios at the end of and for the fiscal periods indicated are incorporated herein by reference from their current reports to shareholders filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder. A copy of each such report will be provided, without charge, to each person receiving this Part B.

   EMERGING GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO, GROWTH & INCOME PORTFOLIO, BALANCED PORTFOLIO, INCOME OPPORTUNITY PORTFOLIO AND BOND PORTFOLIO


         Schedule of Investments, December 31, 1997
         Statement of Assets and Liabilities, December 31, 1997
         Statement of Operations, for the year ended December 31, 1997 Statement of Changes in Net Assets for the years ended
           December 31, 1997 and  December 31, 1996
         Notes to Financial Statements
         Supplementary Data
         Report of Independent Accountants

   GROWTH & INCOME PORTFOLIO II AND BOND PORTFOLIO II

         Schedule of Investments, December 31, 1997
         Statement of Assets and Liabilities, December 31, 1997
         Statement of Operations, for the year ended December 31, 1997 Statement of Changes in Net Assets, for the years ended
           December 31, 1997 and December 31, 1996
         Notes to Financial Statements
         Supplementary Data
         Report of Independent Accountants

                                   APPENDIX A


                        BOND AND COMMERCIAL PAPER RATINGS

         Set forth below are descriptions of the ratings of Moody's and S&P, which represent their opinions as to the quality of the securities which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality.


Moody's Bond Ratings


         Aaa. Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.


         Aa. Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A. Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa. Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba. Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B. Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

       Caa. Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                                  Appendix A-1

       Ca. Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C. Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Unrated. Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

         Should no rating be assigned, the reason may be one of the following:

   1.       An application for rating was not received or accepted.

   2.       The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

   3.       There is a lack of essential data pertaining to the issue or issuer.

   4. The issue was privately placed, in which case the rating is not published in Moody's publications.

         Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

         Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa-1, A-1, Baa-1, Ba-1 and B-1.


S&P's Bond Ratings


       AAA. Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

         AA. Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

         A. Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in the highest rated categories.

         BBB. Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.


                                  Appendix A-2

         BB, B, CCC, CC, and C. Bonds rated BB, B, CCC, CC, and C are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of this obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, they are outweighed by large uncertainties of major risk exposures to adverse conditions.


      C1. The rating C1 is reserved for income bonds on which no interest is being paid.

      D. Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

         Plus (+) or Minus (-). The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.


         NR. Indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.




S&P's Commercial Paper Ratings

         A is the highest commercial paper rating category utilized by S&P, which uses the numbers 1+, 1, 2 and 3 to denote relative strength within its A classification. Commercial paper issues rated A by S&P have the following characteristics: Liquidity ratios are better than industry average. Long-term debt rating is A or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow are in an upward trend. Typically, the issuer is a strong company in a well-established industry and has superior management.

Moody's Commercial Paper Ratings

         Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.




                                  Appendix A-5

IFS0051D
                           SELECT ADVISORS PORTFOLIOS

                                     PART C

Item 24.  Financial Statements and Exhibits.

 (a)     Financial Statements

The financial statements called for by this Item are included in Part B and listed in Item 23 hereof.

 (b)     Exhibits


 1(A).   Declaration of Trust of the Registrant.3



 1(B).   Amendment No. 1 to Declaration of Trust of the Registrant.5



 1(C).   Form of Amendment No. 2 to Declaration of Trust of the Registrant.5


 2.      By-Laws of the Registrant.3


 5(A). Amended Investment Advisory Agreement between the Registrant and Touchstone Advisors, Inc. ("Touchstone"), including Amendment No. 1, Amendment No. 2, and Amendment No. 3.5



 5(B). Portfolio Advisory Agreement between Touchstone and David L. Babson and Company, Inc.3

 5(C). Portfolio Advisory Agreement between Touchstone and Westfield Capital Management Company, Inc.5

 5(D).   Portfolio Advisory Agreement between Touchstone and BEA Associates.3

 5(E). Portfolio Advisory Agreement between Touchstone and Scudder Kemper Investments, Inc. (with respect to Growth & Income Portfolio and Growth & Income II Portfolio).5

 5(F). Portfolio Advisory Agreement between Touchstone and Fort Washington Investment Advisors, Inc. (with respect to Bond Portfolio).3

 5(G). Portfolio Advisory Agreement between Touchstone and Alliance Capital Management, L.P.3

 5(H).   Portfolio Advisory Agreement between Touchstone and OpCap Advisors.5

 5(I). Amended Investment Advisory Agreement between the Registrant and Touchstone.4

 8. Custodian Agreement between the Registrant and Investors Bank & Trust Company ("Investors Bank").1




 9(A). Administration and Services Agreement between Investors Bank and the Registrant.4

 9(B).   Fund Accounting Agreement between Investors Bank and the Registrant.4


 13.     Investment representation letters of initial investors.2


 17.     Powers of Attorney.5

 27.     Financial Data Schedules.5



 1 Incorporated herein by reference from the registration statement of the Registrant on Form N-1A (the "Registration Statement") as originally filed with the Securities and Exchange Commission on September 23, 1994.

 2 Incorporated herein by reference from Amendment No. 1 to the Registration Statement as originally filed with the Securities and Exchange Commission on November 14, 1994.


 3 Incorporated herein by reference from Amendment No. 3 to the Registration Statement as originally filed with the Securities and Exchange Commission via EDGAR on April 29, 1996.

4 Incorporated herein by reference from Amendment No. 4 to the Registration Statement as originally filed with the Securities and Exchange Commission on April 24, 1997.



5 Filed herein.



Item 25.  Persons Controlled by or under Common Control with Registrant.

         Not applicable.

Item 26.  Number of Holders of Securities.


              (1)                                    (2)
       Title of Class                                Number of Record Holders
 Series of Beneficial Interests                      (as of March 31, 1998)

 Emerging Growth Portfolio                            2
 International Equity Portfolio                       2
 Growth & Income Portfolio                            3
 Growth & Income Portfolio II                         7
 Balanced Portfolio                                   2
 Income Opportunity Portfolio                         2
 Bond Portfolio                                       3
 Bond Portfolio II                                    6


Item 27.  Indemnification.

 Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

 The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

Item 28.  Business and Other Connections of Investment Advisor.

 Touchstone Advisors, Inc. ("Touchstone Advisors") serves as investment advisor to the Portfolio Trust.

 Set forth below are the names, principal business addresses and positions of each director and officer of Touchstone Advisors. Unless otherwise noted, the principal business address of these individuals is Touchstone Advisors, Inc., 311 Pike Street, Cincinnati, Ohio 45202. Unless otherwise specified, none of the officers and directors of Touchstone Advisors serve as officers and Trustees of the Portfolio Trust.


                           POSITION AND OFFICES
                           WITH TOUCHSTONE                             POSITION AND OFFICES
NAME                       ADVISORS                                    WITH THE REGISTRANT

James N. Clark*            Director                                    none

Edward G. Harness, Jr.     Director, President                         Chairman of the
                           and Chief Executive                         Board, President and
                           Officer                                     Chief Executive
                                                                       Officer

William F. Ledwin*         Director                                    none

Donald J. Wuebbling*       Director, Secretary
                           and Chief Legal Officer                     none

James J. Vance             Treasurer                                   Treasurer

Edward S. Heenan*          Vice President                              Controller
                           and Controller

Richard K. Taulbee*        Vice President                              none

Patricia Wilson            Chief Compliance Officer                    none

Robert F. Morand*          Assistant Secretary                         none

Robert A. Dressman*        Assistant Treasurer                         none

Timothy D. Speed*          Assistant Treasurer                         none


-------------------
*Principal business address is 400 Broadway, Cincinnati, Ohio  45202

Item 29.  Principal Underwriters.

 Not applicable.

Item 30.  Location of Accounts and Records.

 The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:


         Name                                        Address
         ----                                        -------

Touchstone Securities, Inc.                          311 Pike Street
  (placement agent)                                  Cincinnati, Ohio  45202

Touchstone Advisors, Inc.                            311 Pike Street
  (investment advisor)                               Cincinnati, Ohio  45202

Investors Bank & Trust Company                       200 Clarendon Street
  (administrator, custodian,                         Boston, Massachusetts 02116
   fund accounting agent and
   transfer agent)





Item 31.  Management Services.

 Not applicable.

Item 32.  Undertakings.


(a)      Not applicable.



(b)      Not applicable.



(c) Registrant hereby undertakes to furnish to each person to whom a prospectus is delivered, a copy of the Registrant's latest annual report to shareholders, including the information called for in Item 5A of this Part C, upon request and without charge.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 28th day of April, 1998.


                                                      SELECT ADVISORS PORTFOLIOS




                                                      By /S/ ANDREW S. JOSEF
                                                      Andrew S. Josef
                                                      Secretary

                                INDEX TO EXHIBITS


Exhibit
  No.                         Description of Exhibit


 1(B).   Amendment No. 1 to Declaration of Trust of the Registrant.



 1(C).   Form of Amendment No. 2 to Declaration of Trust of the Registrant.



5(A). Amended Investment Advisory Agreement between the Registrant and Touchstone, including Amendment No. 1, Amendment No. 2 and Amendment No. 3.



5(C). Portfolio Advisory Agreement between Touchstone and Westfield Capital Management Company, Inc.

5(E). Portfolio Advisory Agreement between Touchstone and Scudder Kemper Investments, Inc. (with respect to Growth & Income Portfolio and Growth & Income II Portfolio).

5(H).    Portfolio Advisory Agreement between Touchstone and OpCap Advisors.

 17.     Powers of Attorney

 27.     Financial Data Schedules.